Exhibit 10.6

Execution Version

SECOND MODIFICATION AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS

THIS SECOND MODIFICATION AGREEMENT AND AMENDMENT TO OTHER LOAN DOCUMENTS (this “Agreement”) is executed effective as of June 29, 2026, by STABILIS SOLUTIONS, INC., a Florida corporation (“Solutions”), STABILIS LNG EAGLE FORD LLC, a Delaware limited liability company (“Eagle Ford”), STABILIS GDS, INC., a Delaware corporation (“GDS”), STABILIS LNG PORT ALLEN, LLC, a Texas limited liability company (“Port Allen”) (Solutions, Eagle Ford, GDS and Port Allen being hereinafter sometimes referred to individually as a “Borrower” and collectively as “Borrowers”), and THE HUNTINGTON NATIONAL BANK, as successor by merger to CADENCE BANK (“Bank”), whose address for purposes hereof is 1333 West Loop South, Suite 1700, Houston, Texas 77027. Each Borrower’s address for purposes hereof is 11750 Katy Freeway, Suite 900, Houston, Texas 77079. All defined terms contained herein shall have the same meanings as contained in that certain Loan Agreement dated as of June 9, 2023, executed by Borrowers and Bank (the “Loan Agreement”), except as otherwise specifically indicated herein.

         W I T N E S S E T H:

WHEREAS, Borrowers are indebted to Bank as evidenced by the Revolving Note; and

WHEREAS, payment and performance under the Loan Agreement and the Note are secured by the Security Instruments (collectively, the “Loan Documents”), all as modified, renewed, extended, ratified, and reaffirmed to date; and

WHEREAS, Borrowers, being legally obligated and primarily liable for payment of the Note, desire to modify the terms of the Loan Agreement, and to extend and carry forward the liens and security interests securing payment and performance of the Obligations, which liens and security interests shall be extended and carried forward to secure payment and performance under the Security Instruments, as modified hereby; and

NOW, THEREFORE, for and in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I MODIFICATIONS, REPRESENTATIONS AND AGREEMENTS

1.1. Borrowers hereby acknowledge that Bank has fully satisfied, fulfilled, performed and discharged all of its duties, liabilities and obligations under the Loan Agreement and each of the other Security Instruments through the date of execution of this Agreement by Bank.

1.2.          Amendments to Loan Agreement.

(a)    The Loan Agreement (exclusive of Schedules and Exhibits) is hereby amended to delete the bold, stricken text (indicated textually in the same manner as the following example: ~~stricken text)~~ and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Loan Agreement attached as Annex A hereto.

(b)    Exhibits A and B to the Loan Agreement are hereby amended and restated in their entity as set forth on Annex B hereto.

1.3.    Amendments to other Loan Documents. Borrowers and Bank hereby agree that all references to “Cadence Bank” in the Loan Documents (including all schedules and exhibits thereto) are hereby revised to read “The Huntington National Bank, as successor by merger to Cadence Bank”.

1.4.    In consideration of Bank’s agreement to modify the Loan Agreement on the terms and conditions set forth herein, Borrowers shall pay to Bank upon the execution hereof an upfront fee in the amount of Fifteen Thousand Dollars ($15,000). In no event shall this fee be, or be deemed to be, compensation for the use, forbearance or detention of money. Further, in no event shall this fee, together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Loan Agreement and the other Security Instruments, exceed the Maximum Rate.

1.5.    Prior to and as a condition precedent to the closing of this transaction and any additional Advance, Bank shall have received the following:

(a)    Such certificates and other documents relating to the transaction herein contemplated and such other information relating to Borrowers as Bank may reasonably require;

(b)    A duly executed counterpart of this Agreement and such other documents, instruments and agreements as Bank may reasonably require;

(c)    Evidence that the Subject Cash Collateral Account (or such other account as may be agreed upon between Bank and Borrowers) has been established and at least $5,000,000 has been funded into such account; and

(d)    All such other items as Bank may reasonably require.

1.6.    Borrowers hereby (i) ratify, authorize, adopt, confirm and approve the Loan Agreement and the other Security Instruments, (ii) extend and carry forward the liens and security interests securing payment and performance of the Obligations, including but not limited to the liens and security interests of the Security Instruments, in order to secure payment and performance of the Obligations, as amended hereby, and (iii) acknowledge the Note as a valid and subsisting debt secured by the Security Instruments.

1.7.    The parties hereto hereby acknowledge and agree that all of the Security Instruments are hereby amended, renewed, extended and continued in all respects in order to secure payment and performance of the Loan Agreement and the Note, as amended hereby, and all modifications, renewals, extensions and rearrangements of Loan Agreement and the Note.

1.8.    Borrowers agree that all liens and security interests securing payment of the Obligations are valid and subsisting liens and security interests, and shall continue to apply to and secure payment of Loan Agreement and the Note, as amended hereby, and further agree that all the terms and provisions of the Loan Agreement and the other Security Instruments shall be and remain in full force and effect as therein written except as otherwise provided in this Agreement. This Agreement shall not in any manner affect or impair the Loan Agreement or the Note or the liens or security interests securing same, and no lien or security interest shall in any manner be waived or be deemed to be waived.

1.9.    Borrowers represent and warrant that (i) no Event of Default has occurred and is continuing, (ii) all of the representations and warranties made by Borrowers in the Loan Agreement or in any other Security Instruments are true and correct in all material respects on the date of execution of this Agreement by Bank, and (iii) all of the covenants, negative covenants and agreements contained in the Loan Agreement and in the other Security Instruments to be complied with by Borrowers have been complied with by Borrowers in all material respects.

1.10.    Borrowers hereby acknowledge and agree that the entire unpaid principal balance of the Note, together with all accrued but unpaid interest, shall mature and become due and payable in accordance with the terms of the Loan Agreement, as modified hereby, and that Bank has no obligation to renew the Note or to extend the maturity date thereof.

1.11.    By his execution and delivery hereof, the undersigned representative of each Borrower represents and warrants that his signature constitutes the valid and binding act of such Borrower and that he has been duly authorized, empowered and directed to execute and deliver to Bank, for and on behalf of such Borrower, this Agreement and all of the other documents, instruments or agreements to be executed by such Borrower in connection herewith.

ARTICLE II MISCELLANEOUS

2.1. No failure to exercise and no delay on the part of Bank in exercising any power or right in connection with the Security Instruments shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No course of dealing between or among Borrowers and Bank shall operate as a waiver of any right of Bank. No modification or waiver of any provision of the Loan

Agreement or any other Security Instruments, nor any consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the person against whom enforcement thereof is to be sought, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

2.2. Except as set forth herein, no changes are made or intended to be made with respect to the Loan Agreement or any other Security Instruments, and the foregoing shall remain in full force and effect.

2.3. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Agreement shall be prohibited by, or invalid or unenforceable under, applicable law, then (i) the parties hereto agree that they will amend such provisions by the minimal amount necessary to bring such provisions within the ambit of enforceability, and (ii) the court may, at the request of any party, revise, reform or reconstruct such provisions in a manner sufficient to cause them to be enforceable. Bank is relying and is entitled to rely upon each and all of the provisions of this Agreement; accordingly, in no event shall any prohibition against, or the invalidity or unenforceability of, any provision hereof affect the validity or enforceability of any other provision hereof and if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect notwithstanding.

2.4. In the event of actual conflict in the terms and provisions of this Agreement, the Loan Agreement and the other Security Instruments, the terms and provisions of this Agreement will control.

2.5. The rights and remedies provided herein and under the Loan Agreement and the other Security Instruments are cumulative and not exclusive of any rights or remedies provided by law or in any other agreement, and may be pursued separately, successively or concurrently against each Borrower and/or the Collateral at the sole discretion of Bank.

2.6. Each Borrower hereby certifies that such Borrower is not relying on any representation, warranty, covenant or agreement except those set forth in the Loan Agreement, as amended hereby.

2.7. THIS AGREEMENT, THE NOTE(S) AND THE OTHER SECURITY INSTRUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE IN TEXAS, EXCEPT TO THE EXTENT TO WHICH TEXAS LAW DICTATES THAT THE LAWS OF ANOTHER STATE ARE TO GOVERN CERTAIN PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION AND/OR FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREIN OR IN THE OTHER SECURITY INSTRUMENTS, OR TO THE ENFORCEMENT OF BANK’S RIGHTS AND REMEDIES AGAINST THE COLLATERAL, IN WHICH EVENT THE LAWS OF SUCH OTHER STATE SHALL GOVERN. VENUE FOR ANY LITIGATION BETWEEN OR AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE HARRIS COUNTY, TEXAS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO PERSONAL JURISDICTION IN TEXAS AND WAIVES ALL OBJECTIONS TO PERSONAL JURISDICTION IN TEXAS AND VENUE IN HARRIS COUNTY FOR PURPOSES OF SUCH LITIGATION.BORROWERS HEREBY RELEASE, DISCHARGE AND ACQUIT BANK FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, AGREEMENTS, DEFENSES, OFFSETS AGAINST THE

OBLIGATIONS, OR CLAIMS FOR RELIEF OF ANY NATURE WHATSOEVER, WHICH ARE ACCRUED IN WHOLE OR IN PART ON OR BEFORE THE DATE OF EXECUTION HEREOF, WHETHER KNOWN OR UNKNOWN, IN CONTRACT OR IN TORT, WHICH BORROWERS MAY HAVE ARISING OUT OF OR RELATING TO ANY DOCUMENTS, INSTRUMENTS OR AGREEMENTS EXECUTED IN CONNECTION HEREWITH OR THEREWITH, OR THE TERMS OR NEGOTIATION OF ANY OF THE FOREGOING.

2.8. Sections 4.11, 4.12, 8.1, 8.3, 8.15, 8.16 and 8.17 of the Loan Agreement are hereby incorporated in their entirety by reference.

2.9. This Agreement shall be binding upon Borrowers and their respective successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. No Borrower may assign any rights or obligations under this Agreement without the prior written consent of Bank.

2.10. Delivery of an executed signature page of this Agreement and each other Security Instrument by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. Each party to this Agreement consents to the use of electronic and/or digital signatures by one or more parties on this Agreement and each other Security Instrument. This Agreement and any other Security Instruments may be signed electronically or digitally in a manner specified solely by Bank. Delivery of an executed counterpart of a signature page of this Agreement and any other Security Instrument(s) by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement or such Security Instrument(s). The parties agree not to deny the legal effect or enforceability of any Security Instrument solely because (a) the Security Instrument is entirely in electronic or digital form, including any use of electronically or digitally generated signatures or (b) an electronic or digital record was used in the formation of the Security Instrument or (c) the Security Instrument was subsequently converted to an electronic or digital record by one or more parties. The parties agree not to object to the admissibility of any Security Instrument in the form of an electronic or digital record, or a paper copy of an electronic or digital document, or a paper copy of a document bearing an electronic or digital signature, on the grounds that the record or signature is not in its original form or is not the original of the Security Instrument or the Security Instrument does not comply with Chapter 26 of the Texas Business and Commerce Code. Each Obligor represents and warrants that such Obligor has executed each Security Instrument to which it is a party manually in person, and that such Obligor will deliver to Bank a manually signed original “wet signature” counterpart of each such Security Instrument upon Bank’s request and/or as soon as reasonably possible.

2.11. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.

2.12. THIS AGREEMENT AND ALL DOCUMENTS AND INSTRUMENTS REFERENCED HEREIN OR EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN OR AMONG THE PARTIES, AND MAY NOT

BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, this Modification Agreement has been executed and delivered by the parties to be effective as of the date first set forth above.

BORROWERS:

STABILIS SOLUTIONS, INC.

By: ______________________________
Andrew L. Puhala, Authorized Person

STABILIS LNG EAGLE FORD LLC

By: ______________________________
Andrew L. Puhala, Authorized Person

STABILIS GDS, INC.

By: ______________________________
Andrew L. Puhala, Authorized Person

STABILIS LNG PORT ALLEN, LLC

By: ______________________________
Andrew L. Puhala, Authorized Person

BANK:

By: ______________________________
Jackson Taff, Authorized Agent

Signature Page of Second Modification Agreement

IN WITNESS WHEREOF, this Modification Agreement has been executed and delivered by the parties to be effective as of the date first set forth above.

BORROWERS:

STABILIS SOLUTIONS, INC.

By: ______________________________
Andrew L. Puhala, Authorized Person

STABILIS LNG EAGLE FORD LLC

By: ______________________________
Andrew L. Puhala, Authorized Person

STABILIS GDS, INC.

By: ______________________________
Andrew L. Puhala, Authorized Person

STABILIS LNG PORT ALLEN, LLC

By: ______________________________
Andrew L. Puhala, Authorized Person

BANK:

By: ______________________________
Jackson Taff, Authorized Agent

Signature Page of Second Modification Agreement

ANNEX A

Conformed Loan Agreement including

Modification Agreement dated as of March 27, 2025 and

Second Modification dated as of June 29, 2026

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is executed effective as of June 2, 2023, by STABILIS SOLUTIONS, INC., a Florida corporation (“Solutions”), STABILIS LNG EAGLE FORD LLC, a Delaware limited liability company (“Eagle Ford”), STABILIS GDS, INC., a Delaware corporation (“GDS”), STABILIS LNG PORT ALLEN, LLC, a Texas limited liability company (“Port Allen”), and THE HUNTINGTON NATIONAL BANK, as successor by merger to CADENCE BANK~~, a Mississippi state banking corporation~~  (“Bank”), whose address for purposes hereof is 1333 West Loop South, Suite 1700, Houston, Texas 77027. Each Borrower’s address for purposes hereof is 11750 Katy Freeway, Suite 900, Houston, Texas 77079.

W I T N E S S E T H:

WHEREAS, Borrowers have requested that Bank extend to Borrowers a revolving line of credit in the principal amount of Ten Million and No/100 Dollars ($10,000,000.00), and Bank is willing to extend such credit facility to Borrowers on the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in reliance upon the representations and warranties of Borrowers hereinafter set forth, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the respective meanings assigned to them.

Adjusted EBITDA: On a trailing twelve-month basis the sum of EBITDA plus (a) to the extent included in determining EBITDA and without duplication, the sum of (i) all non-cash losses plus (ii) non-recurring expenses approved in writing by Bank up to a maximum aggregate amount of Five Hundred Thousand Dollars ($500,000), minus (b) to the extent included in determining EBITDA and without duplication, all non-cash gains.

Advance: Any advance of Loan proceeds by Bank to, or for the benefit of, a Borrower.

Affiliate: With respect to any Person (a) a Person that, directly or indirectly or through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person; (b) any Person of which such Person or such Person’s spouse, sibling, parent or child is an officer, director, shareholder, member, manager, securities holder, partner, or, in the case of a trust, a beneficiary or trustee; and (c) any Person that is an officer, director, shareholder, member, manager, securities holder, partner, or, in the case of a trust, a beneficiary or trustee of such Person.

~~Availability: As of the date of determination, an amount equal to (a) the lesser of (i) the face amount of the Revolving Note and (ii) the Borrowing Base minus (b) the aggregate amount of outstanding Loans.~~

Beneficial Ownership Certification: A certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be in form and substance satisfactory to Bank, and shall contain no information objectionable to Bank.

Beneficial Ownership Regulation: 31 C.F.R. § 1010.230.

Borrower(s): Individually or collectively, as applicable, Solutions, Eagle Ford, GDS and Port Allen.

Borrower Security Agreements(s): Individually or collectively, as applicable, all security agreements, pledges and collateral assignments executed herewith or hereafter by a Borrower in order to create or evidence a security interest of Bank in any assets owned or to be acquired by such Borrower, and all modifications, renewals, extensions, amendments, restatements and rearrangements thereof, and substitutions therefor.

Borrowing Base: ~~The~~Upon the occurrence of the Borrowing Base Trigger Date, the sum equal to eighty percent (80%) of the Eligible Accounts Receivable of Borrowers, as reflected on the most recent Borrowing Base Certificate in the possession of Bank.

Borrowing Base Certificate: A certificate prepared by Borrowers and delivered to Bank in conformity with Exhibit A to this Agreement.

Borrowing Base Trigger Date: The date on which Borrowers shall have delivered a Compliance Certificate to Bank, demonstrating compliance with Section 4.2, including reasonably detailed calculations reasonably acceptable to Bank for two consecutive fiscal quarters, commencing with the fiscal quarter ending March 31, 2027.

Business Day: Any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas are authorized or required to remain closed.

Change in Law: The adoption or taking effect of, or any change in, any law, or any change in the interpretation, administration or application of any law by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or compliance by Bank with any request, guideline or directive (whether or not having the force of law) of any such authority, central bank or comparable agency occurring after the effective date hereof, provided, however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

Change of Control: (a) Any transaction or series of transactions which results in any single shareholder which owns at least twenty percent (20%) of the ownership interests in Solutions as of the date of this Agreement (a “Material Shareholder”) owning less than twenty percent (20%) of the ownership interests in Solutions, (b) in the event fifty percent (50%) or more of the ownership interests in a Material Shareholder are owned, directly or indirectly, by a single Person as of the date of this Agreement, the transfer, sale, assignment or other disposition of any ownership interests in such Material Shareholder or the issuance of any additional ownership interests by such Material Shareholder that, in either case, results in such Person owning, directly or indirectly, less than fifty percent (50%) of the ownership interests in such Material Shareholder, or (c) Solutions shall fail to own, directly or indirectly, one hundred percent (100%) of both the economic and voting interests in a Guarantor, free and clear of all liens.

Collateral: “Collateral” as defined in any Security Agreement.

Compliance Certificate: A certificate prepared by Borrowers and delivered to Bank in conformity with Exhibit B to this Agreement.

Control: The possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

Corporate Guarantor(s): Individually or collectively, as applicable, any Person which is not an individual hereafter executing a Guaranty.

Corporate Obligor(s): Individually or collectively, as applicable, Borrowers and Corporate Guarantors.

Debtor Relief Laws: Any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization, or similar laws, whether state or federal, affecting the rights or remedies of creditors generally, as in effect from time to time.

Default: The occurrence of any event which, with the giving of notice, lapse or expiration of time, or both, or other condition precedent, will constitute an “Event of Default” under Section 7.1 of this Agreement, regardless of whether any requirement for the giving of notice, the lapse or expiration of time, or any other condition precedent to an Event of Default, if any, has been satisfied.

Default Rate: A per annum rate equal to the lesser of (a) the Prime-Based Rate plus five percent (5.0%) or (b) the Maximum Rate.

EBITDA: The sum of earnings before interest, taxes, depreciation and amortization, calculated in accordance with GAAP. EBITDA will exclude noncash income from joint ventures, but will include cash distributions to Borrowers.

Eligible Accounts Receivable: The aggregate accounts receivable of Borrowers in which Bank has a valid, perfected first priority security interest, which are denominated in U.S. Dollars, and are other than (a) accounts due (I) from a Non-Investment Grade Person to the extent such accounts remain unpaid more than ninety (90) days from the date of invoice or (II) from an Investment Grade Person to the extent such accounts remain unpaid more than one hundred twenty (120) days from the date of invoice, (b) from an Affiliate of an Obligor, (c) from a customer that is then a debtor in a proceeding under Debtor Relief Laws, (d) accounts due from foreign customers (other than those which are (I) secured by a letter of credit in favor of a Borrower or (II) insured by a foreign credit insurance policy for which reasonable evidence of such coverage is provided to Bank, (e) accounts due from the federal government or any agency thereof or other Governmental Authority, regardless of whether such accounts are bonded or otherwise guaranteed or secured, unless such accounts are duly assigned to Bank in compliance with all Governmental Requirements (including without limitation the Federal Assignment of Claims Act, as amended from time to time) so that Bank is recognized by the account debtor to have all rights of an assignee of such accounts, (f) accounts due (I) from any Non-Investment Grade Person to the extent such accounts exceed twenty-five percent (25%) of all accounts receivable of all Borrowers, or (II) from any Investment Grade Person to the extent such accounts exceed thirty percent (30%) of all accounts receivable of all Borrowers, but in each case only to the extent of such excess, (g) accounts due from any (I) Non-Investment Grade Person for which twenty percent (20%) or more of accounts receivable owing by such Non-Investment Grade Person remain unpaid more than ninety (90) days from the date of invoice, or (II) Investment Grade Person for which twenty percent (20%) or more of accounts receivable owing by such Investment Grade Person remain unpaid more than one hundred twenty (120) days from the date of invoice, (h) accounts arising from a sale on a guaranteed sale, sale-or-return, sale-on-approval, consignment or any other retention, repurchase or return basis, or for which the goods giving rise to such account have not been delivered to and accepted by the account debtor, or the services giving rise to such account have not been performed and accepted by the account debtor, or the account otherwise does not represent a final sale, (i) any prepaid accounts or accounts to the extent there are corresponding customer deposits on deposit with a Borrower for application toward such accounts, (j) any health care insurance receivables, as defined in Article 9 of the Uniform Commercial Code or other insurance receivables, (k) the portion of any account held or to be held as retainage, and (l) any bonded accounts; provided, however, that, upon the occurrence of circumstances (other than changes affecting the local or national economy generally) Bank reasonably deems could have a material adverse effect on any accounts receivable of a Borrower, Bank may propose additional eligibility conditions hereunder to such Borrower and upon the written consent of such Borrower such eligibility conditions may be deemed included in this definition; provided, further, that Borrowers agree to negotiate reasonably and in good faith as to whether any such eligibility conditions shall be included.

Environmental Laws: Any and all Governmental Requirements relating to the environment or public or worker health or safety, including ambient air, surface water, land surface or subsurface strata, or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including solid wastes, hazardous wastes or hazardous substances) or noxious noise or odor into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, recycling, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes (including petroleum, petroleum distillates, asbestos or asbestos-containing material, volatile organic compounds or polychlorinated biphenyls).

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

Event of Default: Any event specified as an “Event of Default” in Section 7.1 of this Agreement.

~~Excess Cash: As of the date of determination, (a) the sum of (i) the aggregate amount of cash and cash equivalents shown on the balance sheets of Borrowers as of the last day of the fiscal quarter ending twelve (12) months earlier, plus (ii) the Availability, minus (b) Three Million Dollars ($3,000,000.00). In the event Excess Cash is determined to be less than zero, Excess Cash shall be deemed to be zero.~~

Financial Statements: Such balance sheets, income statements, profit and loss statements, reconciliations of capital and surplus, and statements of cash flows of a Person, all of which shall be prepared in a manner consistent with prior periods and the historical customs and practices of such Person, and in the case of each Corporate Obligor in accordance with GAAP.

Financing Statements: The financing statements filed or to be filed with the appropriate offices for the perfection of a security interest in any of the Collateral, including those assigned to Bank heretofore, concurrently herewith or hereafter, together with any continuation statements or other amendments filed or to be filed in connection therewith.

Fixed Charge Coverage Ratio: The ratio of (a) the sum of (i) Adjusted EBITDA minus (~~i~~ii) cash taxes, minus (~~ii~~iii) non-financed capital expenditures (other than those in respect of Aggreko), during the preceding twelve (12) month period~~, plus (iii) Excess Cash,~~ to (b) on a trailing twelve (12) month basis, the sum of (i) principal payments paid or scheduled to be paid on long-term debt and capital leases, plus (ii) interest expense~~.~~; provided, however, that the preceding clause (a)(i) and (b)(ii) for the fiscal quarter ending March 31, 2027 shall be deemed to be the Adjusted EBITDA and interest expense, respectively, for the fiscal quarters ending September 30, 2026, December 31, 2026 and March 31, 2027, multiplied by four-thirds (4/3).

Forbidden Activities. The use, sale, possession, cultivation, manufacture, distribution or marketing of any controlled substances or other contraband, including marijuana (whether for commercial, medical, or personal purposes).

GAAP: Generally accepted accounting principles in the United States of America consistently applied.

Governmental Authority: The government of the United States of America or any other nation or any political subdivision thereof in which an Obligor or any of the Collateral is located, and any other political subdivision, agency, or instrumentality exercising jurisdiction over an Obligor or an Obligor’s property or assets, including without limitation any state, county or city and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

Governmental Requirements: All statutes, laws, ordinances, rules, and regulations of any Governmental Authority applicable to an Obligor or an Obligor’s property or assets, or any site owned or operated by an Obligor.

Guarantor(s): Individually or collectively, any Corporate Guarantors.

Guarantor Security Agreement(s): Individually or collectively, as applicable, all security agreements, pledges and collateral assignments executed herewith or hereafter by a Guarantor in order to create or evidence a security interest of Bank in any assets owned or to be acquired by such Guarantor, and all modifications, renewals, extensions, amendments, restatements and rearrangements thereof, and substitutions therefor.

Guarant(y/ies): Individually or collectively, as applicable, all guaranties of the Obligations, or any portion thereof, executed by any Person herewith or hereafter, and all modifications, renewals, extensions, amendments, restatements, replacements and rearrangements thereof, and substitutions therefor.

Indebtedness: The total liabilities of Borrowers, including the indebtedness evidenced by the Note(s) and any subordinated indebtedness, calculated in accordance with GAAP, and in a manner consistent with prior periods and Borrowers’ historical customs and practices.

Investment Grade Person. (a) Any Person with the following debt rating: (i) from Standard & Poor’s Corporation: A-1 for commercial paper, or BBB-or better for unsecured long term debt, or (ii) from Moody’s Investor Services: P-1 for commercial paper, or Baa3 or better for unsecured long term debt, and (b) any Person who is a wholly-owned Subsidiary of a Person with the ratings designated in the preceding clause (a).

Letter of Credit Documents: With respect to any letter of credit, such letter of credit and any agreements, documents, and instruments entered into in connection with or relating to such letter of credit.

Loan: The Revolving Loan.

Material Adverse Effect: A material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of an Obligor, (b) the ability of an Obligor to perform any of its obligations under this Agreement or any other Security Instrument or (c) the enforceability of this Agreement or any other Security Instrument against an Obligor.

Material Subsidiary: A Subsidiary owned directly or indirectly by a Borrower that has assets with a book value greater than Five Hundred Thousand Dollars ($500,000); provided that if a group of Subsidiaries owned directly or indirectly by one or more Borrowers owns assets with an aggregate book value greater than Two Million Dollars ($2,000,000) then all of such Subsidiaries shall be “Material Subsidiaries” hereunder. Assets owned by any Subsidiary which is not currently a Borrower hereunder shall not be used in any future calculation of book value to determine whether any Subsidiary or group of Subsidiaries is a “Material Subsidiary”; provided, however, that any assets contributed by a Borrower to a Subsidiary that is not currently a Borrower hereunder shall be counted in any future calculation of book value to determine whether any Subsidiary or group of Subsidiaries is a “Material Subsidiary”.

Maximum Rate: On any day, the maximum non-usurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to the Loan or any documents executed in connection therewith despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permit the higher interest rate, stated as a rate per annum. On each day, if any, that the Texas Finance Code establishes the Maximum Rate, the Maximum Rate shall be the “weekly ceiling” (as defined in Section 303 of the Texas Finance Code) for that day. Bank may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to Borrowers, if and to the extent permitted by the Texas Finance Code. Without notice to Borrowers or any other Person, the Maximum Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

MG Finance Financing: The presently existing credit facility extended to Solutions (f/k/a Stabilis Energy, Inc.) by M/G Finance Co., Ltd. (“M/G Finance”), in the original maximum principal amount of Five Million Dollars ($5,000,000), as evidenced by that certain Secured Promissory Note dated August 16, 2019, as amended by that certain Amendment No. 1 to Secured Promissory Note dated September 20, 2021 and that certain Amendment No. 2 to Secured Promissory Note dated March 9, 2022, and as secured by the collateral described in that certain Pledge and Security Agreement dated August 16, 2019 made by Solutions in favor of M/G Finance; provided that same may not be modified, renewed, extended, amended or restated without Bank’s prior written consent, and amounts repaid thereunder may not be reborrowed.

Minimum Subject Cash Collateral Account Amount: An amount equal to the greater of (a) $5,000,000, or (b) such other amount as may be on deposit in the Subject Cash Collateral Account, but in any event, no greater than $10,000,000.

Net Worth: At any time, for any Person, “net worth” as determined in accordance with GAAP.

Non-Investment Grade Person. A Person that is not an Investment Grade Person.

Note(s): Individually or collectively, as applicable, the Revolving Note and all modifications, renewals, extensions, amendments, restatements and rearrangements thereof, and substitutions therefor.

Obligations: The obligations and liabilities of Borrowers to Bank evidenced by this Agreement, the Note(s) or any other Security Instrument, and any and all other Indebtedness, liabilities and obligations whatsoever of Borrowers to Bank, whether direct or indirect, absolute or contingent, primary or secondary, liquidated or unliquidated, due or to become due, whether now existing or hereafter arising, and whether in connection with this or another transaction, and howsoever evidenced or acquired, whether joint or several or joint and several, including derivative-foreign exchange transactions or any treasury management or other services provided by Bank or its Affiliates, successors or assigns (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate network services), and whether evidenced by note, draft, acceptance, guaranty, open account, commercial credit card, stored value card, merchant card, letter of credit, surety agreement, Rate Management Agreement or otherwise; it being contemplated by the parties hereto that Borrowers may become indebted to Bank in additional sums. The term “Obligations” shall expressly include any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Borrowers to Bank, or to any of its Affiliates or successors, arising under or in connection with any Rate Management Agreement or Rate Management Transaction executed in connection with the Loan; provided, however, that the definition of “Obligations” shall not create any guarantee by a Guarantor or a Borrower of (or grant of security interest by a Guarantor or a Borrower to support, as applicable) any Excluded Swap Obligations (as defined in Section 2.17 hereof) of such Guarantor or Borrower for purposes of determining any obligations of such Guarantor or Borrower.

Obligor(s): Individually or collectively, as applicable, Borrowers and Guarantor(s).

Organizational Documents: The Certificate of Formation, Certificate or Articles of Incorporation, Bylaws, Articles of Organization, Company Agreement or Regulations, Certificate of Limited Partnership, Agreement of Limited Partnership, Partnership Agreement or other organizational document of a Person.

Overadvance: “Overadvance” as defined in Section 2.6 of this Agreement.

Overline: “Overline” as defined in Section 2.6 of this Agreement.

Person: Any corporation, partnership, joint venture, limited liability company, association, trust, trustee, estate, individual, unincorporated business entity or governmental department, administrative agency or instrumentality, or other entity.

Plan: Any plan subject to Title IV of ERISA and maintained by a Corporate Obligor or any such plan to which such Corporate Obligor is required to contribute on behalf of its employees.

Prime-Based Rate: A fluctuating interest rate per annum as shall be in effect from time to time equal to the Prime Rate plus zero percent (0.0%); provided that in no event shall the Prime-Based Rate be greater than the Maximum Rate.

Prime-Based Rate Advance: An Advance which bears interest at the Prime-Based Rate.

Prime Rate: The rate of interest published in The Wall Street Journal from time to time as the “Prime Rate.” If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest 1/100th of one percent (0.01%). If The Wall Street Journal ceases to publish the “Prime Rate,” Bank shall select an equivalent publication that publishes such “Prime Rate,” and if such “Prime Rates” are no longer generally published or are limited, regulated or administered by a governmental or quasigovernmental body, then Bank shall select a comparable interest rate index.

Rate Management Agreement: Each agreement between Borrowers, on the one hand, and Bank or any of its Affiliates or their successors, on the other hand, executed in connection with the Loan, including but not limited to any ISDA Master Agreement, whether now existing or hereafter entered into, which provides for a Rate Management Transaction.

Rate Management Transaction: Any transaction (including an agreement with respect thereto) now existing or hereafter entered into between Borrowers, on the one hand, and Bank or any of its Affiliates or their successors, on the other hand, which is executed in connection with the Loan and is (i) a rate swap, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap, floor, collar, currency swap, cross-currency rate swap, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including an option with respect to any of these transactions), or (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made, or any combination of the foregoing transactions.

Regulation U: Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

Regulation X: Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto.

Request for Advance: A written request, in form and content acceptable to Bank, given by a Borrower to Bank not later than 10:00 a.m. (Houston, Texas time) on the Business Day of the proposed Advance, executed by an authorized officer of such Borrower, specifying the requested date and amount of such Advance, and certifying that no Event of Default has occurred and is continuing.

Revolving Credit Advance: Any Advance under the Revolving Note.

Revolving Loan: That certain revolving loan made available to Borrowers in the maximum principal amount of Ten Million and No/100 Dollars ($10,000,000.00) and being more particularly described in Section 2.1 of this Agreement.

Revolving Loan Maturity Date: June 9, 2028.

Revolving Loan Rate: The Prime-Based Rate.

Revolving Note: That certain Revolving Line of Credit Note dated of even date with the effective date hereof, executed by Borrowers and payable to the order of Bank in the maximum principal amount of the Revolving Loan, together with all modifications, renewals, extensions, amendments and restatements thereof and substitutions therefor, and being more particularly described in Section 2.1 of this Agreement.

Second Modification Effective Date: June 29, 2026.

Security Agreement(s): Individually or collectively, as applicable, the Borrower Security Agreements and the Guarantor Security Agreements, and all modifications, renewals, extensions, amendments, restatements and rearrangements thereof, and substitutions therefor, and all security agreements, pledges and collateral assignments hereafter executed in order to create or evidence a security interest of Bank in any assets owned or to be acquired by any Person.

Security Instrument(s): Individually or collectively, as applicable, this Agreement, the Note(s), the Guaranties, the Security Agreements, the Financing Statements, any Subordination Agreements and such other documents, instruments or agreements evidencing, securing, guaranteeing, or otherwise pertaining to the Loan as may be, from time to time (whether heretofore, contemporaneously herewith or hereafter), executed and delivered by an Obligor or any other Person to Bank, and all modifications, renewals, extensions, rearrangements, ratifications, restatements and replacements of any of the foregoing. Notwithstanding the foregoing, or any provision of any “Security Instrument” to the contrary, the term “Security Instruments” shall not include a Rate Management Agreement nor any swap agreement (as defined in 11 U.S.C. Section 101, as in effect from time to time).

Subject Cash Collateral Account: A segregated, blocked deposit account of GDS maintained with Bank with the last four digits 7387, which holds at least the Minimum Subject Cash Collateral Account Amount, as collateral security for the Obligations.

Subject Property: Any real estate owned or leased by a Borrower.

Subordinated Debt: Subordinated indebtedness issued by a Borrower on terms and conditions approved in writing by Bank, and subject to an enforceable Subordination Agreement under which no party is in default.

Subordination Agreements: Any subordination agreements or intercreditor agreements executed concurrently herewith or hereafter by Bank with any third Person, in order (a) to subordinate any debt or obligation of a Borrower owed to such third Person to any debt or obligation of such Borrower owed to Bank, or (b) to agree on priority in rights of payment or lien position, all as same may be modified, amended, renewed or extended from time to time.

Subsidiary: With respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated Financial Statements if such Financial Statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other Person (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

USDA Financing: The presently existing credit facility extended to Solutions by AmeriState Bank, in the maximum principal amount of Ten Million Dollars ($10,000,000), secured by certain rolling stock owned by Solutions; provided that amounts repaid thereunder may not be reborrowed.

ARTICLE II

THE LOAN

2.1          Revolving Loan. Subject to, and upon the terms, conditions, covenants and agreements contained herein, and in reliance upon the covenants, agreements, representations and warranties of Borrowers set forth herein, and provided that at the time of any proposed borrowing hereunder no Default exists, Bank agrees to lend to Borrowers, and Borrowers may borrow, repay and reborrow, at any time and from time to time prior to the Revolving Loan Maturity Date (in the form of Revolving Credit Advances or of letters of credit issued on behalf of Borrowers) up to, but not exceeding, an aggregate amount (including the outstanding principal balance of all Revolving Credit Advances and the face amounts of all outstanding letters of credit), equal to (a) from the period commencing on the Second Modification Effective Date through the Borrowing Base Trigger Date, the Minimum Subject Cash Collateral Account Amount so long as the Subject Cash Collateral Account is in full force and effect, or (b) from and after the Borrowing Base Trigger Date, the lesser of Ten Million and No/100 ~~Dollars~~ ($10,000,000.00) or the Borrowing Base. Each Revolving Credit Advance shall be evidenced by the Revolving Note. Notwithstanding any provision of this Agreement or of the Revolving Note to the contrary, Bank shall not be required to make any Advance under the Revolving Note which would result, together with the face amounts of all letters of credit issued by Bank, in an aggregate amount outstanding thereunder in excess of (x) from the period commencing on the Second Modification Effective Date through the Borrowing Base Trigger Date, the Minimum Subject Cash Collateral Account Amount, or (y) from and after the Borrowing Base Trigger Date, the Borrowing Base. Except to the extent prohibited by law, any such payment shall be considered an Advance under the Revolving Loan. All letters of credit to be issued hereunder shall be at the sole discretion of, and upon such terms as are reasonably acceptable to, Bank and subject to the provisions of Section 2.7 hereof. Bank’s business records shall be prima facie evidence of the unpaid principal amount of the Revolving Note, and the amount of accrued but unpaid interest. The principal of and interest to accrue on the Revolving Note shall be due and payable as follows:

Accrued but unpaid interest on the unpaid principal balance of the Revolving Note shall be due and payable monthly as it accrues, beginning on July 1, 2023, and continuing regularly and monthly on the first (1st) day of each month thereafter until the Revolving Loan Maturity Date, at which time the outstanding principal amount advanced under the Revolving Note, together with all accrued but unpaid interest, shall mature and be finally due and payable.

All Revolving Credit Advances, and all renewals, extensions, modifications and rearrangements of the Revolving Note, if any, shall be deemed to have been made pursuant to this Agreement and, accordingly, shall be subject to the terms, conditions and provisions hereof, and Borrowers shall be deemed to have ratified, as of the date of each Revolving Credit Advance and each renewal, extension, modification or rearrangement, all of the representations, covenants, warranties, promises and agreements set forth herein as of such date. Bank shall never be required to modify, renew, extend or rearrange the Revolving Note, regardless of whether any Default has ever occurred.

2.2         Advances by Bank; Automatic Debit; Proceeds.

(a)    Purpose and Use of Advances. Subject to the further terms and conditions hereof, Bank will advance the proceeds of the Loan as necessary for the purposes set out in Section 6.6 below.

(b)    No Default. Bank may, but shall never be required to, make or continue any Advance after a Default which has not been cured to the satisfaction of Bank.

(c)    Request for Advance. Notwithstanding the foregoing or any provision hereof to the contrary, Bank may require that each Advance be made pursuant to a Request for Advance.

(d)    Automatic Debit. To effectuate any payment due under this Agreement, the Note(s), any other Security Instrument or a Rate Management Agreement, during the continuance of an Event of Default, Bank is hereby authorized to initiate debit entries to any deposit account of a Borrower maintained with Bank, and to debit the same to such account. This authorization to initiate debit entries shall remain in full force and effect until Bank has received written notification of its termination in such time and in such manner as to afford Bank a reasonable opportunity to act on it. The parties hereto acknowledge and agree (i) that such debit entries may cause an overdraft of any such account which may result in Bank’s refusal to honor items drawn on any such account until adequate deposits are made to any such account; (ii) that Bank is under no duty or obligation to initiate any debit entry for any purpose; and (iii) that if a debit is not made because any such account does not have a sufficient available balance, or otherwise, the payment may be late or past due.

(e)    Sweep; Application of Payments. During the continuance of an Event of Default, Bank is hereby authorized to sweep the collected balance of good funds from Borrowers’ accounts periodically for application to (i) the outstanding principal balance of each Loan, at such times and in such manner as Bank, in its sole discretion, deems appropriate, and (ii) any payments due under any Rate Management Agreement with Bank or its Affiliates or their successors. Bank may apply any payments received from any source against any portion of the Obligations in such priority and fashion as Bank may deem appropriate; provided, however, that any amounts received from any source that is not a Qualified ECP Guarantor, as defined in Section 2.17 hereof, shall not be applied to any portion of the Excluded Swap Obligations.

2.3         Interest.

(a)    Revolving Loan. Subject to Subsection (b) below, the unpaid principal balance of the Revolving Note shall bear interest at the lesser of the Revolving Loan Rate or the Maximum Rate.

(b)    Default Rate. Notwithstanding any provision of this Agreement to the contrary, (i) while an Event of Default pursuant to Section 7.1(a) is continuing or (ii) (A) while any Event of Default other than pursuant to Section 7.1(a) is continuing and (B) Bank has given Borrowers notice that Bank has exercised its right to increase the rate of interest, the unpaid principal balance of each Note shall bear interest at the Default Rate.

(c)    Usury Savings. Notwithstanding the foregoing or any other term in this Agreement or any document, instrument or agreement executed in connection herewith to the contrary, it is the intention of the parties hereto to conform strictly to any applicable usury laws. Accordingly, if Bank contracts for, charges, or receives any consideration which constitutes interest in excess of the Maximum Rate, then any such excess shall be canceled automatically and, if previously paid, shall at Bank’s option be applied to any Obligations outstanding hereunder or refunded to Borrowers.

2.4          Place and Timing of Payments. All payments shall be made to Bank at its office set forth in the preamble of this Agreement, without offset or deduction. Payments received after Bank’s cut-off times established from time to time or on a day that is not a Business Day will be credited as of the next Business Day. Whenever any payment under a Note becomes due and payable on a day that is not a Business Day, if no Event of Default then exists, the maturity of the payment shall be extended to the next succeeding Business Day, except that if the result of the extension would be to extend the payment into another calendar month, the payment must be made on the immediately preceding Business Day.

2.5         Late Payments. If any payments due under a Note or this Agreement are not timely made, Borrowers shall also pay to Bank, upon demand, a late charge equal to five percent (5.0%) of each payment past due for ten (10) or more days. This late charge shall not apply to payments due at maturity or by acceleration of a Note.

2.6         Optional and Mandatory Prepayments.

(a)    Fees and Prepaid Charges Fully Earned. All loan fees and other prepaid charges are earned fully as of the date of the applicable Loan and will not be subject to refund, except as required by law.

(b)    Revolving Note to Remain in Effect. Borrowers may pay all or a portion of the Revolving Note before it is due; provided, however, that the Revolving Note shall remain in full force and effect until, at a time when no amounts, principal, interest or otherwise, are then owing, Borrowers release Bank in writing from any obligation to make Advances pursuant thereto.

(c)    Application of Prepayments. Prepayment of a Note in full shall consist of payment of the remaining unpaid principal balance together with all accrued but unpaid interest and all other amounts, costs and expenses for which Borrowers are responsible under such Note or any other agreement with Bank pertaining to such Note before such amounts are due, whether such prepayment arises from a voluntary or involuntary prepayment, acceleration of maturity, or any other cause or reason. Prepayment in part shall consist of payment of any portion of the unpaid principal balance before it is due, whether such prepayment arises from a voluntary or involuntary prepayment, acceleration of maturity, or any other cause or reason. Unless otherwise agreed by Bank in writing and provided that Borrowers are current on all amounts due, payments applied to a Note before Bank’s creation of a billing statement for the next payment due will be applied entirely to principal, and payments applied to a Note after the creation of such billing statement will be applied according to that billing statement. Unless otherwise agreed by Bank in writing and provided that Borrowers are current on all amounts due, payments applied to a Note before Bank’s creation of a billing statement for the next payment due shall not relieve Borrowers of the obligation to continue making uninterrupted payments under such Note. All payments of principal are to be applied to the outstanding principal balance of each Note as and when received by Bank.

(d)    Rate Management Agreements Independent. All Rate Management Agreements, if any, between Borrowers and Bank or its Affiliates are independent agreements governed by the written provisions of such Rate Management Agreements, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of any Note, except as otherwise expressly provided in such Rate Management Agreements, and any payoff statement from Bank relating to a Note shall not apply to such Rate Management Agreements except as otherwise expressly provided in such payoff statement. Any prepayment shall be without prejudice to Borrowers’ obligations under any Rate Management Agreement, which shall remain in full force and effect subject to the terms of such Rate Management Agreement (including provisions that may require a reduction, modification or early termination of a Rate Management Transaction, in whole or in part, in the event of such prepayment, and may require Borrowers to pay any fees or other amounts for such reduction, modification or early termination), and no such fees or amounts shall be deemed a penalty hereunder or otherwise.

(e)    Overlines and Overadvances. If at any time the sum of the face amount of the then outstanding letters of credit plus the then outstanding principal under the Revolving Note exceeds the face amount of the Revolving Note, Borrowers agree to pay the excess amount (each an “Overline”) immediately upon demand by Bank. If at any time the sum of the face amount of the then outstanding letters of credit plus the then outstanding principal under the Revolving Note exceeds (x) from the period commencing on the Second Modification Effective Date through the Borrowing Base Trigger Date, the Minimum Subject Cash Collateral Account Amount, or (y) from and after the Borrowing Base Trigger Date, the Borrowing Base, Borrowers agree to pay the excess amount (an “Overadvance”) immediately upon demand by Bank. Overlines and Overadvances shall bear interest at the Revolving Loan Rate or Default Rate, as applicable. If not sooner paid, interest on Overlines and Overadvances shall be paid on the last day of each month, until the Revolving Loan Maturity Date. Upon request of Bank, Borrowers shall execute a promissory note payable to the order of Bank to represent the amount of any Overline and any Overadvance; however, Borrowers acknowledge and agree that the records of Bank and this Agreement shall constitute conclusive evidence of any Overline or Overadvance and the obligation of Borrowers to repay any Overline and Overadvance, with interest. All Overlines and Overadvances for which Bank has not demanded payment earlier, and all unpaid and accrued interest on Overlines and Overadvances not due and payable earlier, shall be due and payable on the Revolving Loan Maturity Date. Borrowers acknowledge and agree that Bank is not obligated to fund any Advance that would create an Overline or an Overadvance.

2.7          Letters of Credit.

(a)         Issuance. No letter of credit shall be issued hereunder until such issuance has been approved by Bank. Subject to the foregoing, each Borrower may request the issuance of letters of credit from Bank to be payable to such Persons as such Borrower may request, provided, however, that (i) Bank shall have no obligation to issue any letter of credit upon the occurrence and during the continuance of an Event of Default, (ii) the form of each letter of credit must be in compliance with all of the standard requirements of Bank including payment of customary fees of Bank associated therewith, (iii) the maximum aggregate amount of all letters of credit issued by Bank on behalf of Borrowers shall in no event exceed the lesser of (A) Five Million and No/100 Dollars ($5,000,000.00) or (B) the amount available to Borrowers under Section 2.1 hereof, and (iv) no such letter of credit shall provide for an expiration date beyond the earlier of (A) the expiration of one (1) year from the date of issuance, or (B) the Revolving Loan Maturity Date, except that upon the prior approval of Bank, Bank may elect to issue letters of credit with expiration dates which extend beyond the Revolving Loan Maturity Date upon the creation of a first and prior perfected security interest in favor of Bank in cash collateral securing performance of Borrowers’ obligations hereunder with respect to such letters of credit. In the event that a beneficiary of any letter of credit issued hereunder requests payment thereunder and Bank makes such payment, the amount so funded shall be deemed an Advance under the Revolving Note and begin to accrue interest immediately at the Revolving Loan Rate. All letters of credit to be issued in connection with this Agreement shall be at the sole discretion of, and upon such terms as are reasonably acceptable to, Bank, and must be in compliance with the limits on the aggregate amount which Borrowers may borrow hereunder, and all other requirements of this Agreement. For each letter of credit issued by Bank for or on behalf of or at the request of a Borrower hereunder, Borrowers shall pay to Bank a letter of credit issuance fee in an amount to be designated by Bank in its sole discretion (or if no amount is so designated, in an amount equal to the greater of (a) one and one-half percent (1.5%) per annum of the face amount of the letter of credit, or (b) Five Hundred Dollars ($500) per annum). In addition, Borrowers shall pay to Bank an amendment fee in an amount to be designated by Bank in its sole discretion (or if no amount is so designated, in the amount of Five Hundred Dollars ($500)) for each amendment to each letter of credit outstanding hereunder. Borrowers shall also pay to Bank all customary fees and expenses incurred in connection with any letter of credit issued hereunder, including without limitation courier fees and SWIFT fees. In no event shall the issuance or amendment fees, or any other costs, fees or expenses payable by Borrowers hereunder, be, or be deemed to be, interest or compensation for the use, forbearance or detention of money.

(b)         Obligations Unconditional. The obligations of Borrowers under this Agreement in respect of each letter of credit issued hereunder shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

(i)         any lack of validity or enforceability of any Letter of Credit Document;

(ii)         any amendment or waiver of, or any consent to any departure from, any Letter of Credit Document;

(iii)         the existence of any claim, set-off, defense, or other right which Borrowers may have at any time against any beneficiary or transferee of such letter of credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Bank, or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Document, or any unrelated transaction;

(iv)         any statement or any other document presented under such letter of credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent Bank would not be liable therefor pursuant to the following subsection (c);

(v)         payment by Bank under such letter of credit against presentation of a draft or certificate which does not comply with the terms of such letter of credit; or

(vi)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided that nothing contained in this subsection (b) shall be deemed to constitute a waiver of any remedies enforceable against any Person other than Bank which may be available to Borrowers in connection with such letter of credit.

(c)         Liability of Bank; Indemnification; Release. Borrowers assume all risks of the acts or omissions of any beneficiary or transferee of any letter of credit with respect to its use of such letter of credit or the proceeds thereof. In the absence of Bank’s gross negligence or willful misconduct or violation of law, neither Bank nor any of its officers, directors, agents or employees shall be liable or responsible for:

(i)         the use which may be made of any letter of credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(ii)         the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents or endorsements should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

(iii)         payment by Bank against presentation of documents which do not comply in all material respects with the terms of a letter of credit, including failure of any documents to bear any reference or adequate reference to the relevant letter of credit; or

(iv)         any other circumstances whatsoever in making or failing to make payment under any letter of credit.

In furtherance and not in limitation of the foregoing, Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary. Borrowers hereby indemnify and hold harmless Bank from and against any and all claims and damages, losses, liabilities, costs or expenses which Bank may incur (or which may be claimed against Bank by any Person), REGARDLESS OF WHETHER CAUSED IN WHOLE OR IN PART BY THE NEGLIGENCE OF BANK OR ANY OF ITS OFFICERS, DIRECTORS, AGENTS, OR EMPLOYEES (EACH BEING HEREINAFTER REFERRED TO IN THIS SUBSECTION INDIVIDUALLY AS AN “INDEMNIFIED PARTY”), IN CONNECTION WITH THE ISSUANCE OR DELIVERY OF ANY LETTER OF CREDIT OR TRANSFER OF OR PAYMENT OR FAILURE TO PAY UNDER ANY LETTER OF CREDIT; provided that Borrowers shall not be required to indemnify any Indemnified Party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the willful misconduct or gross negligence of, or violation of law by, the Indemnified Party seeking indemnification.

(d)         Increased Costs. If any Change in Law shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Bank, or (ii) impose on Bank any other condition regarding the provisions of this Agreement relating to the letters of credit issued or to be issued by Bank or any of Bank’s obligations with respect thereto, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Bank of issuing or maintaining any letter of credit (which increase in cost shall be determined by Bank’s allocation of the aggregate of such cost increases resulting from such event), then, upon demand by Bank, Borrowers shall pay to Bank, from time to time as specified by Bank, additional amounts which shall be sufficient to compensate Bank for such increased cost. A certificate as to such increased cost incurred by Bank as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by Bank to Borrowers, shall be conclusive and binding for all purposes, absent manifest error.

2.8          Upfront Fee; Unused Commitment Fee. In consideration of Bank’s agreement, subject to the terms and conditions hereof, to make Advances hereunder, both on or about the date hereof and in the future, Borrowers shall pay to Bank (a) upon the execution hereof an upfront fee in the amount of Fifty Thousand and No/100 Dollars ($50,000.00), and (b) throughout the term hereof, a quarterly unused commitment fee equal to one half percent (0.5%) per annum of the amount of the difference between (i) the face amount of the Revolving Note, and (ii) the ~~average~~ daily outstanding principal balance of the Revolving Note during the applicable quarter. Accrued unused commitment fees shall be payable in arrears (a) on or before the 15th day of each January, April, July, and October for the preceding calendar quarter, commencing July 15, 2023, and (b) on the Revolving Loan Maturity Date for the remainder of the term of the Revolving Loan ending on such date. In no event shall these fees be, or be deemed to be, compensation for the use, forbearance or detention of money. Further, in no event shall these fees, together with all amounts constituting interest under applicable laws and payable in connection with this Agreement, the Note(s) and the other Security Instruments, exceed the Maximum Rate.

2.9         Computation of Interest and Fees. Interest on the unpaid principal amounts from time to time outstanding, and any fees payable hereunder, shall be computed on the basis of a year of three hundred sixty (360) days, and paid for the actual number of days elapsed, unless that calculation would result in a usurious interest rate, in which case interest will be calculated on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as the case may be.

2.10          Security. Payment of the Obligations and performance of the covenants set forth in the Security Instruments will secured by the Collateral, subject only to security interests in favor of Bank or as otherwise permitted hereunder. Borrowers will faithfully and promptly deposit the proceeds of the Collateral in Borrowers’ accounts at Bank.

2.11         Additional Security Instruments. Obligor(s) agree to execute, acknowledge and deliver to Bank, or to cause to be executed, acknowledged and delivered to Bank, such security agreements, in form and substance reasonably acceptable to Bank, as in the discretion of Bank or counsel for Bank may be deemed necessary to enforce and grant to Bank, and to perfect in the appropriate jurisdictions, the security interests, liens and assignments on and of the Collateral. Further, Borrowers hereby authorize Bank to file, at Borrowers’ expense, financing statements and amendments thereto and other records, without the signatures of Borrowers thereon, to the maximum extent permitted by applicable law, in order to perfect, amend or continue Bank’s interest in the Collateral.

2.12         Cross Collateralization. Subject to Section 2.13 hereof, all Collateral now or hereafter securing any of the Obligations hereunder also shall secure any and all other Obligations now or hereafter owing by Borrowers to Bank or its Affiliates or successors, including without limitation any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Borrowers and its Affiliates to Bank, or to any of its Affiliates or successors, arising under or in connection with any Rate Management Agreements or Rate Management Transactions.

2.13         Cross-Collateralized Loans Secured by Property in Special Flood Hazard Area. The parties covenant and agree that if any prior, current, or future loans or debts, other than the Notes, between a Borrower and Bank (herein, the “Other Debts”), are cross-collateralized and secured through this Agreement, and such Other Debts are also secured by any means by a building, structure, or by real estate (herein, the “Secured Property”) located in an area designated as a special flood hazard area (SFHA”) by the Administrator of the Federal Emergency Management Agency (herein, the “SFHA Debts”), the following provisions of this Section 2.13 become effective immediately upon such Secured Property becoming located in a SFHA (the “SFHA Date”).

(a)    Collateral Release. Notwithstanding any language to the contrary in this Agreement or any other Security Instrument, Bank releases and disclaims in full that portion of its security interest securing the Notes that is comprised of collateral secured by a SFHA Debt document or a SFHA Debt contract or agreement between a Borrower and Bank. As of the SFHA Date, Bank shall not retain, via a cross-collateralization provision in any Security Instrument or otherwise, a security interest for the Notes in any SFHA Debt or the collateral securing any SFHA Debt.

(b)    No Other Changes to the Scope of the Collateral. Beyond the changes to the scope of Bank’s security interest for the Notes rendered by the preceding Subsection 2.13(a), no other aspect of Bank’s collateral or security interest for the Notes, as defined or established by the Security Instruments, is modified by this Section 2.13. The provisions of this Section 2.13 do not affect, to any extent, the scope of the collateral or security interest securing the Notes, other than the changes set forth in Subsection 2.13(a).

(c)    This Section 2.13 Shall Control for All Conflicts. To the extent that the scope of Bank’s security interest for the Notes, as modified by the provisions of this Section 2.13, does not align with the scope of the security interest as defined by any other provision of the Security Instruments, the parties agree that the provisions of this Section 2.13 shall control for all purposes in any conflicts regarding the scope of the Bank’s security interest taken for the Notes after the date this Agreement is executed by the parties.

(d)    No Other Rights or Remedies Affected. Except as modified herein, nothing shall otherwise impair, alter or diminish the effect, lien or encumbrance of this Agreement or any other Security Instrument or any of the rights and remedies of the holder thereof.

(e)    Effective Date of this Section. The provisions of this Section 2.13 shall not become effective prior to the SFHA Date.

2.14         Other Collateral. Collateral securing other loans from Bank to a Borrower may also secure a Loan. To the extent collateral previously has been given to Bank by any Person that may secure a Loan, whether directly or indirectly, it is specifically agreed that, to the extent prohibited by law, all such collateral consisting of household goods will not secure any Loan. In addition, if any collateral requires the giving of a right of rescission under the Truth in Lending Act for any Loan, such collateral also will not secure any Loan unless and until all required notices of that right have been given.

2.15         Capital Adequacy Charge. If Bank shall have determined that any Change in Law does or shall have the effect of reducing the rate of return on Bank’s capital as a consequence of its obligations hereunder to a level below that which Bank could have achieved but for such Change in Law (taking into consideration Bank’s policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Bank to Borrowers of a written demand therefor together with the certificate described below, Borrowers shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction, such written demand to be made with reasonable promptness following such determination. A certificate of Bank claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the additional amount or amounts to be paid to Bank, and the method by which such amount was determined. In determining such amount, Bank may use any reasonable averaging and attribution method, applied on a non-discriminatory basis. Borrowers shall pay Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof. Failure or delay on the part of Bank to demand compensation pursuant to this section shall not constitute a waiver of Bank’s right to demand such compensation; provided that Borrowers shall not be required to compensate Bank pursuant to this section for any increased costs or reductions incurred more than two hundred seventy (270) days prior to the date that Bank notifies Borrowers of the Change in Law giving rise to such increased costs or reductions and of Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.16         Taxes.

(a)    No Deduction for Certain Taxes. Any and all payments to Bank shall be made, in accordance with the provisions of this Agreement, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges, or withholdings and all liabilities with respect thereto, excluding, in the case of Bank, taxes imposed on its income and franchise taxes imposed on it by the jurisdiction under the laws of which Bank is organized or any political subdivision of such jurisdiction (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as “Taxes”). If an Obligor shall be required by law to deduct any Taxes from or in respect of any sum payable to Bank, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions, Bank receives an amount equal to the sum it would have received had no such deductions been made; (ii) such Obligor shall make such deductions; and (iii) such Obligor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b)    Other Taxes. In addition, each Obligor agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges, or similar levies which arise from any payment made by such Obligor, or from the execution, delivery, or registration of, or otherwise with respect to, this Agreement, a Note or any other Security Instrument, or any documents, instruments or agreements executed in connection herewith (hereinafter referred to as “Other Taxes”).

(c)    Indemnification. OBLIGORS INDEMNIFY BANK FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES PAID BY BANK AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST, AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. EACH PAYMENT REQUIRED TO BE MADE IN RESPECT OF THIS INDEMNIFICATION SHALL BE MADE BY AN OBLIGOR TO BANK WITHIN THIRTY (30) DAYS FROM THE DATE SUCH OBLIGOR RECEIVES WRITTEN DEMAND THEREFOR.

2.17         Provisions Relating to Excluded Swap Obligations.

(a)    Excluded Swap Obligation. “Excluded Swap Obligation” means, with respect to a Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof), by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor, or the grant of such security interest by such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because a Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) of the Commodity Exchange Act (or any successor provision thereto), at the time the Guaranty of such Guarantor, or the grant of such security interest by such Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap Obligation, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Obligations for which such Guaranty or security interest or joint and several liability, as applicable, is or becomes illegal or unlawful.

(b)    Swap Obligations. “Swap Obligations” means, with respect to any Person, any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Swap Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Swap Agreement transaction.

(c)    Commodity Exchange Act. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

(d)    Qualified ECP Guarantor. “Qualified ECP Guarantor” means, in respect of any Swap Obligation, (i) each Corporate Obligor that has total assets exceeding $10,000,000 at the time the relevant obligation or Guaranty or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or (ii) such entity as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(e)    Keepwell of Guarantors. Each Guarantor, at any and all times during which such Guarantor qualifies as a Qualified ECP Guarantor, hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor who is not a Qualified ECP Guarantor at such time (a “Non-ECP Loan Guarantor”) to honor all of such Non-ECP Loan Guarantor’s obligations under any Guaranty in respect of Swap Obligations (provided, however, that a Guarantor, when a Qualified ECP Guarantor, shall only be liable under this section for the maximum amount of such liability that can be hereby incurred without rendering the obligations of such Guarantor, when a Qualified ECP Guarantor, under this section or otherwise under this Agreement or such Guarantor’s Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of a Guarantor, when a Qualified ECP Guarantor, under this section shall remain in full force and effect until termination of such Guarantor’s Guaranty in accordance with the terms of such Guaranty. Each Guarantor, when a Qualified ECP Guarantor, intends that this section constitute, and this section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Non-ECP Loan Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

(f)    Swap Agreement. For purposes of this Section 2.17, “Swap Agreement” means any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act, including any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of a Borrower or any of its Subsidiaries shall be a “Swap Agreement.”

2.18         Request for Line Increase. Borrowers may request that Bank increase the maximum principal amount of the Revolving Loan (a “Line Increase”) by Five Million and No/100 Dollars ($5,000,000.00), provided such request is made in writing given to Bank not less than thirty (30) days prior to the proposed effective date of such Line Increase (a “Line Increase Request”). The Line Increase Request shall specify the effective date of the proposed Line Increase, as well as confirm the proposed use of proceeds. Borrowers acknowledge and agree that (a) each Line Increase Request shall be subject to Bank’s customary procedures for credit review and approval, as in effect from time to time, and the completion of any due diligence deemed appropriate by Bank, to the satisfaction of Bank in its sole discretion; (b) Bank shall have no obligation to extend any Line Increase to Borrowers at any time or from time to time, regardless of whether any Event of Default has ever occurred; (c) Borrowers shall not be entitled to make more than one Line Increase Request during any calendar year without Bank’s prior written consent; (d) the Line Increase Request shall be in the amount of Five Million Dollars ($5,000,000); and (e) the Revolving Loan may only be increased one (1) time pursuant to this Section 2.18. In addition to the foregoing, any Line Increase extended hereunder shall be subject to the following conditions precedent: (A) Borrowers shall have obtained the consent thereto of each Guarantor (if any) and its reaffirmation or amendment and restatement of the Guaranties and other Security Instruments executed by such Guarantor (if any), which consent and reaffirmation or amendment and restatement shall be in writing and in form and substance reasonably satisfactory to Bank, (B) as of the date of any Line Increase, (i) all representations and warranties shall be true and correct in all material respects as though made on such date, (ii) Borrowers shall be in pro forma compliance with all financial covenants and (iii) no Event of Default shall have occurred and then be continuing, (C) Borrowers and Bank shall have each approved the terms of any proposed Line Increase, including any fees payable in connection therewith, provided that either Borrowers or Bank may withhold such approval for any reason, in their sole discretion, and (D) Borrowers and Bank shall otherwise have executed and delivered such other instruments and documents, and Borrowers shall have satisfied such other and further conditions and requirements, as may be established by Bank in connection with such Line Increase. Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of Bank to extend any Line Increase to Borrowers, hereunder or otherwise, at any time. BORROWERS EXPRESSLY ACKNOWLEDGE AND AGREE THAT NOTWITHSTANDING THE FOREGOING OR ANY PROVISION OF THIS LOAN AGREEMENT OR ANY SECURITY INSTRUMENT TO THE CONTRARY, BANK HAS ABSOLUTELY NO DUTY TO EXTEND A LINE INCREASE TO BORROWERS AT ANY TIME; RATHER, BANK WILL EVALUATE EACH LINE INCREASE REQUEST, AND DETERMINE IN BANK’S SOLE DISCRETION WHETHER TO EXTEND A LINE INCREASE.

2.19         Accord and Satisfaction. Borrowers agree not to send Bank payments marked “paid in full,” “without recourse,” or similar language. If a Borrower sends such payment, Bank may accept it without losing any of Bank’s rights under this Agreement, any Note or any other Security Instrument, and Borrowers will remain obligated to pay any further amounts owed or that may become owed to Bank.

2.20         Subject Cash Collateral Account. It is understood and agreed by the Borrowers that Subject Cash Collateral Account shall be a blocked account, and under the full control of Bank, established for the holdings and administration of cash security for the Obligations, and for the avoidance of doubt. In no event will Bank have any liability to any Obligor, any of their Subsidiaries or any other Person for losses, claims, damages, liabilities or expenses of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses, whether or not based on strict liability (whether in tort, contract or otherwise), arising out of or related to Bank’s control over or other management of the Subject Cash Collateral Account and the funds therein. Notwithstanding the foregoing, the Subject Cash Collateral Account shall be terminated, and the deposits therein released to Borrowers, upon the occurrence of Borrowing Base Trigger Date.

ARTICLE III

ADVANCES

During the term of this Agreement and until the Obligations have been paid and performed in full, unless compliance with the provisions of the following sections shall have been waived in writing by Bank, Borrowers agree as follows:

3.1          Conditions Precedent to Initial Extension of Credit. Any obligation of Bank to make the initial Advance hereunder is subject to receipt by Bank of the following, in form and substance satisfactory to Bank:

(a)    Documents. All of the documents, instruments and agreements required or contemplated hereunder from the appropriate parties, including without limitation this Agreement, the Notes, such Security Agreements, UCC Financing Statements, UCC Amendments and Releases of Liens encumbering the Collateral as Bank may reasonably request, and the other Security Instruments;

(b)     Tax and Ownership Information. A completed and signed (i) W-9 Request for Taxpayer Identification Number and Certification for each Obligor, and (ii) Beneficial Ownership Certification for each Borrower;

(c)    Organizational Documents. Organizational Documents of each Corporate Obligor, and such certificates and other documents as Bank may reasonably request relating to the existence, good standing and authority to do business of each such Corporate Obligor or to the authorization, execution and delivery of this Agreement or the other Security Instruments, the Requests for Advances and other matters relevant hereto;

(d)    Litigation. A list and summary of all pending or threatened litigation against each Obligor certified by such representative of such Obligor as Bank may request;

(e)    Additional Information. Any and all additional information, documents, certificates or instruments as Bank may reasonably request, including without limitation all insurance policies and/or certificates, liens searches, instruments evidencing or securing any subordinated indebtedness of an Obligor and such subordination agreements as Bank may request with respect to any outstanding indebtedness of an Obligor, all of which shall be in form and content reasonably acceptable to Bank; and

(f)    Fees and Expenses. Payment or reimbursement, as applicable, of any fees payable to Bank and any expenses incurred by Bank in connection with the negotiation, preparation and completion of this Agreement, the other Security Instruments or any Rate Management Agreement.

3.2          Conditions Precedent to All Extensions of Credit. Any obligation of Bank to make any Advance hereunder (including the initial Advance) is subject to (a) the performance by Obligors of all of their respective obligations under this or any other agreement between any of them and Bank, (b) no Event of Default then existing, (c) no Material Adverse Effect having occurred, and (d) the satisfaction of the following further conditions (but no Advance made before receipt of all of such items shall be deemed to be a waiver of such conditions with respect to any subsequent Advance):

(i)         Accuracy of Representations. Borrowers representing and warranting, and acknowledging and agreeing that each application by a Borrower for an Advance will be deemed to be a representation and warranty by Borrowers as of the date of such application, that (a) the representations and warranties contained in this Agreement and the other Security Instruments are true and correct in all material respects on and as of the date hereof, and will be true and correct in all material respects on and as of the applicable date of each Advance; (b) all conditions to Advances hereunder have been satisfied, except as set forth in writing by a Borrower in any request for an Advance, and waived in writing by Bank; and (c) no Default has occurred and is continuing hereunder.

(ii)    Priority of Security Interests. The creation, attachment and perfection of liens and security interests in all of the Collateral in favor of Bank, and the maintenance of the Collateral free and clear of all liens, claims and encumbrances except those of Bank, and as otherwise expressly permitted hereunder.

(iii)    Request for Advance. If required by Bank, a Request for Advance.

3.3         Advance Not A Waiver. No Advance shall constitute a waiver of any condition to Bank’s obligation to make further Advances, nor, in the event Obligor(s) are unable to satisfy any condition, shall any Advance have the effect of precluding Bank from thereafter declaring such inability to be an Event of Default.

3.4         No Liability of Bank. Bank shall have no liability, obligation, or responsibility whatsoever with respect to any Obligor except to advance funds and otherwise perform its obligations pursuant and subject to this Agreement and the conditions set forth herein. Bank shall not be obligated to inspect or review the Collateral, or the terms of any contracts or agreements constituting a portion of the Collateral, nor be liable for the performance or default of an Obligor, or any other party, or for the performance of any obligation of an Obligor whatsoever. Nothing, including without limitation any Advance or acceptance of any document or instrument, shall be construed as a representation or warranty, express or implied, to any Person by Bank.

ARTICLE IV

AFFIRMATIVE COVENANTS

During the term of this Agreement and until the Obligations have been paid and performed in full, except as otherwise agreed in writing by Bank, Obligor(s) agree as follows:

4.1          Financial Statements. Obligor(s) will furnish the following to Bank:

(a)    Annual Financial Statements of Solutions. As soon as available, but in any event within one hundred twenty (120) days after the last day of each fiscal year of Solutions, annual audited Financial Statements of Solutions (consisting of at least a balance sheet and related statements of income, retained earnings, and cash flows) prepared on a consolidated and consolidating basis in conformity with GAAP, and certified (with an unqualified opinion) by an independent certified public accountant registered with the PCAOB. Notwithstanding the foregoing, Obligor(s) may satisfy such requirement by providing to Bank the most recently filed 10-K of Solutions;

(b)    Quarterly Financial Statements of Solutions. As soon as available, but in any event within forty-five (45) days after the last day of each fiscal quarter, including year-end, internally prepared quarterly Financial Statements of Solutions, certified by an authorized representative of Solutions, and prepared on a consolidated and consolidating basis in conformity with GAAP, similarly to the statements referred to in Subsection (a) above (subject to normal year-end adjustments), and consisting of at least a balance sheet as of the close of such period and profit and loss statements for the fiscal quarter then ended and for the period from the beginning of the fiscal year to the close of such period. Notwithstanding the foregoing, Obligor(s) may satisfy such requirement by providing to Bank the most recently filed 10-Q of Solutions;

(c)    Monthly Reports; Borrowing Base Certificate. As soon as available, but in any event within thirty (30) days after the last day of each month, current listings and agings of accounts receivable and accounts payable of each Borrower, all in form acceptable to Bank in its reasonable discretion, together with a Borrowing Base Certificate in the form attached hereto as Exhibit A, certified by an authorized representative of such Borrower;

(d)    Quarterly Compliance Certificate. As soon as available, but in any event within forty-five (45) days after the last day of each fiscal quarter, a Compliance Certificate in the form attached hereto as Exhibit B, certified by an authorized representative of each Borrower, calculating the financial covenants required to be maintained pursuant to this Agreement; and

(e)    Annual Financial Projections. As soon as available and in any event within ninety (90) days after the beginning of each fiscal year, projected balance sheets, statements of income and cash flows for Solutions (on a consolidated basis), for each of the twelve (12) months during such fiscal year, which shall include the assumptions used therein, together with appropriate supporting details as reasonably requested by Bank, and a letter signed by an authorized representative of Solutions, describing, comparing and analyzing, in detail, all changes and developments between the anticipated financial results included in such projections or budgets and the historical financial statements of Solutions (on a consolidated basis); and

(f)    Additional Information. Such other financial and other information concerning any Obligor or the Collateral as Bank shall reasonably request from time to time.

4.2         Financial Covenants.

(a)    Minimum Fixed Charge Coverage Ratio. Commencing with the fiscal quarter ending ~~June 30~~March 31, ~~2023~~2027, Borrowers will maintain, on a consolidated basis, a minimum Fixed Charge Coverage Ratio of 1.20 to 1.0. This covenant shall be calculated as of the last day of each fiscal quarter of Borrowers, on a trailing twelve (12) months basis.

(b)    Minimum Net Worth. Commencing with the fiscal quarter ending June 30, 2023, Borrowers will maintain at all times, on a consolidated basis, a Net Worth in the minimum amount of Fifty Million and No/100 Dollars ($50,000,000.00), such minimum amount increasing on December 31, 2023, and as of the last day of each fiscal year thereafter, by an amount equal to fifty percent (50%) of Borrowers’ positive net income for such fiscal year. This covenant shall be calculated as frequently as may be requested by Bank, and no less frequently than as of the last day of each fiscal quarter of Borrowers.

4.3         Depository and Disbursement Relationship. Commencing within sixty (60) days after the effective date hereof and for so long as any Obligations remain outstanding and unpaid, or Bank has any obligation to advance funds hereunder, each Corporate Obligor will establish and maintain its primary banking depository and disbursement relationship with Bank.

4.4         Insurance. Borrowers will maintain insurance with financially sound and responsible companies, in reasonable form, including coverage for public liability, worker’s compensation, commercial liability, casualty, hazard or property damage, in reasonable amounts as are customarily carried by companies engaged in the same or similar businesses, operating like properties and similarly situated, plus any additional insurance expressly required in the Security Instruments. All deductibles for each insurance policy shall be commercially reasonable. Bank shall be named as an additional insured on each policy of liability insurance. Borrowers’ property insurance shall provide coverage consistent with Borrowers’ past practices. Each policy of insurance shall provide that the insurer waives all rights of subrogation against Bank and that coverage under such policy is primary to any other insurance carried by Bank. Borrowers will have the right to place any such insurance with any insurance carrier reasonably acceptable to Bank. Upon execution of this Agreement, Borrowers will furnish to Bank (i) a summary of the insurance coverages of Borrowers, together with certificates showing Bank as an additional insured on each liability policy with waiver of subrogation provisions, as specified above, all such policies to be non-cancelable without thirty (30) days prior written notice to Bank, (ii) supplements to such summary from time to time as the amounts or terms of such insurance coverage change, and (iii) upon request, copies of the applicable policies and proof of payment of the premiums therefor. Borrowers will provide Bank with prompt written notice of the cancellation of any insurance of a Borrower.

4.5         Field Audits; Inspection of Property, Books, Records and Collateral. No less frequently than annually, but not more than once at Obligors’ expense in any twelve-month period (provided that such limitation shall not apply during the continuance of an Event of Default or within the ninety-day period after the cure thereof), each Corporate Obligor will permit Bank, and any person appointed by Bank to act for it and on its behalf, at Borrowers’ sole cost and expense (a) to examine and make copies of each such Corporate Obligor’s corporate and financial books and records, and other books, records, and properties, specifically including but not limited to all contracts, statements, invoices, bills and claims for labor, material, and services, (b) to discuss such Corporate Obligor’s affairs, finances and accounts with the officers, agents and employees of such Corporate Obligor and such Corporate Obligor’s independent certified public accountants, and (c) to enter upon any premises at which any Collateral is located and inspect the Collateral and all books and records related thereto.

4.6                  Notice; Litigation. Each Obligor will promptly give written notice to Bank, in each case at Bank’s address set forth above, of (a) the occurrence of any Default or Event of Default, (b) any legal, judicial or regulatory proceedings affecting an Obligor, the Collateral, or any properties or assets of an Obligor, being commenced or threatened, that could reasonably be expected to have, or lead to, or result in, a Material Adverse Effect, (c) any dispute between an Obligor and any Governmental Authority, or between an Obligor and any other Person, that could reasonably be expected to have, or lead to, or result in, a Material Adverse Effect, (d) any other action, event or condition of any nature of which an Obligor has knowledge that could reasonably be expected to have, or lead to, or result in, a Material Adverse Effect, (e) any change in the chief executive officer or chief financial officer of Solutions, (f) any Change of Control, (g) any violation of Section 4.10 with respect to Forbidden Activities, (h) the formation or acquisition of any Material Subsidiary, or any Subsidiary becoming a Material Subsidiary (or group of Subsidiaries becoming Material Subsidiaries), (i) any investment in or capital contribution to any Person, or (j) the voluntary or involuntary bankruptcy of, or any assignment for the benefit of creditors or the seeking of any relief under any Debtor Relief Law by, an Obligor.

4.7                  Application of Advances. Borrowers shall disburse all Advances for the purposes specified herein. During the continuance of an Event of Default, Bank shall have the right, but not the obligation, to disburse and directly apply the proceeds of any Advance to the satisfaction of any of Borrowers’ covenants, duties or agreements hereunder. During the continuance of an Event of Default, Bank may advance and incur such expenses for the protection of the Collateral, at such times and in such amounts as Bank may reasonably determine.

4.8         Discharge of Liens and Encumbrances. Borrowers will promptly pay or cause to be paid when due all costs and expenses incurred in connection with the Collateral and will keep the Collateral free and clear of any liens, charges, or claims other than the liens of Bank and other liens expressly permitted hereunder.

4.9         Material Subsidiary Guaranties and Pledges. (a) Subject to the provisions of Subsection 4.9(b), within five (5) Business Days after Bank’s written request, Borrowers will cause each Material Subsidiary to execute a Guaranty in form and content acceptable to Bank, and pledge all of such Material Subsidiary’s assets (subject only to liens permitted under the Loan Agreement or approved by Bank in its reasonable discretion) to secure payment of such Guaranty and the Obligations.

(b)         Notwithstanding the provisions of Subsection 4.9(a), except as provided in the last sentence of this subsection, no foreign Material Subsidiary shall become a Guarantor or pledgor. Upon the occurrence and during the continuance of any Event of Default Borrowers will, upon the written request of Bank, cause each foreign Material Subsidiary to execute a Guaranty in form and content acceptable to Bank and pledge all of such Material Subsidiary’s assets (subject only to liens permitted under the Loan Agreement or approved by Bank in its reasonable discretion) to secure payment of such Guaranty and the Obligations.

4.10         Forbidden Activities. Borrowers shall not use or occupy any Subject Property, or permit the use or occupancy of any Subject Property, for any Forbidden Activities. Each lease, license, sublease or other agreement for use, occupancy or possession by a third party of any Subject Property (each a "lease") shall not permit the use or occupancy of any Subject Property for any Forbidden Activities. If a Borrower becomes aware that any Subject Property is being used or occupied for any Forbidden Activities, Borrowers shall, subject to the terms of the applicable lease, terminate the applicable lease and take all commercially reasonable actions to discontinue such activities.

4.11         Additional Information. Each Obligor acknowledges that Bank is subject to federal and state regulations requiring Bank to obtain, verify, and record information that identifies Bank’s customers, including all Obligors. Promptly following any request therefor, each Obligor shall provide information and documentation reasonably requested by Bank for purposes of compliance with applicable “know your customer” requirements under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Beneficial Ownership Regulation or other applicable anti-money laundering laws, including but not limited to a Beneficial Ownership Certification form acceptable to Bank. In addition, Borrowers will promptly deliver to Bank an updated and signed Beneficial Ownership Certification upon any change in the ownership of a Borrower which requires a change in the information included in the Beneficial Ownership Certification most recently delivered to Bank.

4.12         Errors and Omissions; Additional Documents. Each Obligor hereby agrees that immediately upon the written request of Bank, such Obligor will execute and/or deliver, and cause to be executed and/or delivered, such additional Notes, Guaranties, Security Agreements, or other Security Instruments as Bank may request, or will correct or cause to be corrected any Note, Guaranty, Security Agreement or other Security Instrument already executed or delivered. Any additional documents, instruments, agreements, revisions or corrections will be in conformity with the terms and conditions set forth in this Agreement. Any written request by Bank for additional documents, instruments or agreements or for revisions or corrections shall be conclusive evidence of the necessity for such additional documents, instruments, agreements, revisions or corrections.

4.13         Maintenance of Corporate Existence and Properties. Each Corporate Obligor will (a) maintain its corporate existence, in its current form and current jurisdiction of organization, (b) maintain its good standing and authority to do business in each jurisdiction in which it is organized or required to be qualified to do business, if the failure to maintain such good standing and authority could reasonably be expected to have, or lead to, or result in, a Material Adverse Effect, and (c) keep and maintain all franchises, licenses, permits and properties useful or necessary in the conduct of its business in good order and condition to the extent necessary to avoid a Material Adverse Effect.

4.14         Compliance with Governmental Requirements. Each Obligor shall timely comply with all material Governmental Requirements (including without limitation all Environmental Laws) in all material respects and shall promptly furnish to Bank true and complete copies of any notice or claim of violation delivered to such Obligor by any Governmental Authority pertaining to the operation of the business of an Obligor or to the Collateral to the extent such violation could reasonably be expected to cause a material disruption of the operation of the business or otherwise result in a Material Adverse Effect.

4.15         Payment of Taxes. Each Obligor will pay when due all taxes, assessments and other liabilities levied or assessed upon such Obligor’s income, assets and/or properties (real and personal) or upon such Obligor’s business, except those being contested in good faith and against which such Obligor has set up adequate reserves in accordance with GAAP.

4.16         ERISA Compliance. All Plans will be maintained in compliance with all applicable provisions of ERISA and the regulations issued thereunder, as well as with all other applicable federal, state and local statutes, ordinances and regulations. All reports and other documents required to be filed with any Governmental Authority or distributed to Plan participants or beneficiaries will be filed or distributed in accordance with applicable law.

4.17         Accounts Receivable and Payable. Each Corporate Obligor will pay its accounts payable and will maintain its accounts receivable in a manner consistent with prudent business practices, including normal terms and conditions for payment for companies engaged in similar operations in similar jurisdictions.

ARTICLE V

NEGATIVE COVENANTS

During the term of this Agreement and until the Obligations have been paid and performed in full, except as otherwise agreed in writing by Bank, Obligor(s) agree as follows:

5.1         Limitations on Liens. No Corporate Obligor will create, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind upon any of its properties or assets, whether now owned or hereafter acquired, except (a) liens created by this Agreement, the other Security Instruments or otherwise in favor of Bank, (b) liens for taxes, assessments and other governmental charges not yet due and payable, (c) deposits to secure the payment of workmen’s compensation, unemployment insurance or other social security benefits or obligations or other obligations of a like general nature incurred in the ordinary course of business and in accordance with such Corporate Obligor’s historical customs and practices, provided that the payment and performance of any such obligations are not past due or otherwise in default, (d) landlords’, warehousemen’s, carriers’, or other like liens arising by operation of law in the ordinary course of business securing obligations which are not past due or otherwise in default, (e) inchoate liens arising under ERISA to secure current service pension liabilities as they are incurred under the provisions of Plans from time to time in effect, provided such liabilities are not past due or otherwise in default, (f) the liens presently securing the USDA Financing, (g) the liens presently securing the MG Finance Financing, (h) liens securing any purchase money financing or capital leases permitted under Subsection 5.2(g) below, provided that such liens encumber only the assets actually acquired with the proceeds of such financing, or (i) liens expressly permitted in the Security Instruments or otherwise consented to by Bank in writing on or after the date hereof.

5.2         Limitations on Liabilities. No Corporate Obligor will create, assume or suffer to exist any liabilities, contingent or otherwise, except (a) as expressly permitted hereunder, (b) for endorsements of instruments for collection in the ordinary course of business, (c) trade accounts payable in the ordinary course of business, (d) subordinated debt issued on terms and conditions approved in writing by Bank prior to its issuance, (e) the MG Finance Financing, (f) the USDA Financing, (g) purchase money obligations and capital lease financings incurred in connection with the acquisition of furniture, fixtures and equipment for use by Borrowers in the ordinary course of business and in accordance with the historical customs and practices of Borrowers, in a maximum aggregate amount up to Four Million Dollars ($4,000,000) in the aggregate for all Corporate Obligor(s) at any time outstanding, (h) an unsecured credit card line (and associated borrowings) in a maximum aggregate amount up to Five Hundred Thousand Dollars ($500,000.00) in the aggregate for all Corporate Obligors, (i) commodity hedging agreements entered into in connection with hedging activities in the ordinary course of business and (j) insurance premium financings.

5.3         Negative Pledges. No Corporate Obligor will enter into, incur, or permit to exist any agreement or other arrangement that prohibits, restricts, or imposes any condition upon the ability of a Corporate Obligor or any Material Subsidiary to create, incur, or permit to exist any mortgage, lien or security interest upon any of its property or assets.

5.4          Limitations on Fundamental Changes; Disposition of Assets. No Corporate Obligor will (a) form or acquire any Material Subsidiary, except upon prior written notice to Bank (and with respect to any Material Subsidiary in compliance with Section 4.9 hereof), (b) make an investment in or capital contribution to any Person other than in or to (i) any Obligor, (ii) any Subsidiary which is not an Obligor in an aggregate amount up to Five Hundred Thousand Dollars ($500,000) per Subsidiary, for the entire term hereof, and (iii) all Subsidiaries which are not Obligors in an aggregate amount up to Two Million Dollars ($2,000,000) for all Subsidiaries which are not Obligors, for the entire term hereof), (c) acquire any material assets outside the ordinary course of business, (d) enter into any merger or consolidation, (e) liquidate or dissolve itself (or suffer any liquidation or dissolution), (f) convey, sell, lease, charter or otherwise dispose of all or any material part of its property, assets or business (other than the sale of inventory in the ordinary course of business), (g) cease, suspend or materially curtail business operations, (h) enter into any arrangement, directly or indirectly, whereby a Corporate Obligor would sell or transfer any real or personal property either now owned or hereafter acquired, and then or thereafter lease as lessee such properties or any part thereof or any other property to be used for substantially the same purpose, (i) acquire, or agree to acquire, during any fiscal year, in any transaction or series of transactions, assets or properties of an aggregate purchase price which could reasonably be expected to result in an Event of Default, (j) Intentionally Deleted, (k) transfer any equity interests held by a Corporate Obligor (other than any transfers of publicly traded equity interests), (l) change its form or jurisdiction of organization, or (m) amend its Organizational Documents to the extent same could reasonably be expected to have, or lead to, or result in, a Material Adverse Effect.

5.5          Restricted Payments. No Corporate Obligor will pay any dividend or distribution, or purchase, acquire, retire, or redeem any interest in a Corporate Obligor, whether now or hereafter issued or outstanding, without prior written approval of Bank, except that for so long as no Default has occurred and is continuing, and no Default would result from such payment, Solutions may pay dividends to each of its shareholders during each calendar year in such amount as is necessary to pay the income taxes of such shareholder to the extent such taxes are based on the income of Solutions.

5.6          Loans and Advances. No Corporate Obligor will make or permit to remain outstanding any loans, advances or extensions of credit to any Person or Persons, other than trade credit extended to customers who are not Affiliates of any Obligor, on standard terms in the ordinary course of business and in accordance with such Corporate Obligor’s historical customs and practices.

5.7         Nature of Business. No Corporate Obligor will, without the prior written consent of Bank, (a) engage in any lines of business or business ventures that are fundamentally different in substance or scope than those in which it is presently engaged or that are reasonably related thereto, (b) change in any material respect its methods of operation or accounting or manner of doing business, or (c) change its name, tax identification number, corporate form or jurisdiction of organization.

5.8         Transactions with Affiliates. No Corporate Obligor will engage in any transaction with an Affiliate on terms less favorable to such Corporate Obligor than would be obtainable at the time in comparable transactions with Persons not affiliated with such Corporate Obligor.

5.9         ERISA. No Corporate Obligor will engage in any transaction prohibited by ERISA. No Plan will incur an accumulated funding deficiency. No Corporate Obligor will incur any liability for excise tax or penalty due to the Internal Revenue Service or any liability to the Pension Benefit Guaranty Corporation; and no “reportable events” (as that phrase is defined in Section 4043 of ERISA) will occur with respect to any Plan.

5.10         Subordinated Indebtedness. Except as expressly permitted herein and in any Subordination Agreement, no Borrower will amend, modify or obtain or grant a waiver of any provision of any document or instrument evidencing or securing any subordinated indebtedness of such Borrower, nor purchase, redeem, retire or otherwise acquire for value, deposit any monies with any Person with respect to, or make any payment or prepayment of the principal of or any other amount owing in respect of, any subordinated indebtedness of such Borrower, except to the extent permitted under the applicable Subordination Agreement. Notwithstanding anything contained herein to the contrary, Borrowers may make payments on the MG Finance Financing and USDA Financing from time to time.

5.11         Government Regulation. No Obligor will (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control) that prohibits or limits Bank from making any Advance or extension of credit to a Borrower or from otherwise conducting business with any Obligor, or (b) fail to provide documentary and other evidence of any Obligor’s identity as may be requested by Bank at any time to enable Bank to verify such Obligor’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

5.12         Anti-Corruption. No Obligor has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (b) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (c) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which any Obligor conducts business and to which any Obligor is lawfully subject or (d) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

In order to induce Bank to enter into this Agreement, Obligor(s) hereby represent and warrant to Bank that the following representations and warranties are true and correct, and shall remain true and correct at all times prior to the full and final payment and performance of the Obligations:

6.1          Corporate Authority. Each Corporate Obligor (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly licensed, qualified to do business and in good standing in each jurisdiction in which the ownership of its assets or the conduct of its business requires such licensing and qualification, except to the extent the failure to maintain any such license or qualification could not reasonably be expected to have, or lead to, or result in, a Material Adverse Effect, and (c) has all powers and all permits, licenses, consents and authorizations necessary to own and operate such Corporate Obligor’s assets and to carry on such Corporate Obligor’s business as presently conducted, except to the extent the failure to maintain any such permits, licenses, consents or authorizations could not reasonably be expected to have, or lead to, or result in, a Material Adverse Effect. The execution, delivery and performance of this Agreement by each Obligor, the borrowings hereunder and the execution, delivery and performance of this Agreement and the other Security Instruments (a) have been duly authorized by proper corporate or company proceedings, and (b) will not contravene, or constitute a default under, any provision of applicable law or regulation or of any Organizational Document of any Corporate Obligor, or of any note, mortgage, security agreement, pledge, indenture, contract, agreement or other instrument, or any judgment, order or decree, binding upon any Obligor or any Obligor’s property. Except for any consent or approval which has been duly obtained, no consent or approval of any shareholder, partner, member or other equity owner of any Corporate Obligor, or of any other Person, is required in connection with the execution, delivery or performance of this Agreement or any other Security Instrument, or the creation of any of the liens or security interests contemplated herein or therein. Each of this Agreement, the Note(s), the other Security Instruments and the several agreements and instruments contemplated hereby and thereby, when duly executed and delivered by the party or parties thereto, will constitute the legal, valid and binding obligation of each Obligor signatory thereto, and will be enforceable in accordance with its terms.

6.2          Financial Statements. The consolidated Financial Statements which have been delivered to Bank are true, complete and correct in all material respects, and fairly present the financial position of the applicable Obligor, as of the date(s) thereof, and such Obligor’s results of operations and cash flows for the period(s) then ended. The consolidated Financial Statements of Solutions have been prepared in accordance with GAAP, and in a manner consistent with prior periods and the historical customs and practices of Solutions.

6.3                  Absence of Undisclosed Liabilities or Obligations. All material obligations, investments and liabilities, contingent or otherwise, of each Obligor are truly, completely and accurately disclosed in the Financial Statements. No adverse change has occurred in the business, assets, operations, prospects or condition, financial or otherwise, of an Obligor since the date of the most recent Financial Statements of such Obligor delivered to Bank. No Obligor is party to any agreement or a party to any litigation or proceeding (and no litigation or proceeding is threatened) or otherwise subject to any restriction that would prevent or impair the performance of such Obligor’s obligations under this Agreement or any Security Instrument. None of the information supplied by any Obligor contains a material misstatement of fact or omits any material fact.

6.4          Title. Each Borrower has, and until the Obligations are fully and finally paid will continue to have, good and indefeasible title to the Collateral, free and clear of all liens, mortgages, security interests and other encumbrances, except those in favor of Bank, or as otherwise expressly permitted herein.

6.5                  Liens and Security Interests; Pari Passu Obligations. The security interests, mortgages and liens attaching to the Collateral will constitute at all times valid, perfected and enforceable security interests, mortgages and liens in favor of Bank, subject to no other lien, mortgage, security interest or other encumbrance, except those of Bank or as otherwise expressly permitted in this Agreement. Before funding any Advance, Obligor(s) will have taken, or will have participated with Bank in taking, all necessary action (including making all necessary filings) to provide Bank with perfected security interests, mortgages and liens in the Collateral under the laws of all applicable jurisdictions, subject only to liens and security interests expressly permitted hereunder.

6.6          Use of Proceeds. Each Loan is or will be for business, commercial, investment or other similar purposes, and not for personal, family, household or agricultural use. No Loan is or will be subject to Regulation Z issued by the Board of Governors of the Federal Reserve System, Title I (Truth-In-Lending Act) or Title V (General Provisions) of the Consumer Credit Protection Act, or the Real Estate Settlement Procedures Act of 1974 (RESPA), and no disclosures are or will be required to be given under such regulations and federal laws in connection with any Loan. The funds advanced by Bank under the Revolving Note will be used solely to provide working capital in support of current assets, and for the issuance of letters of credit on the terms set forth herein. Borrowers represent and warrant that no portion of the proceeds of any Loan shall be used directly or indirectly to purchase ineligible securities, as defined by applicable regulations of the Federal Reserve Board, underwritten by Bank or any Affiliate of Bank during the underwriting period and for thirty (30) days thereafter.

6.7          Litigation. Except as set forth on Schedule 6.7, there is no action, suit or proceeding pending, or to the knowledge of any Obligor threatened, against any Obligor or before any court, governmental department, administrative agency or instrumentality which, if such action, suit or proceeding were adversely determined could reasonably be expected to result in a Material Adverse Effect.

6.8         Solvency. Each Obligor (a) is solvent with assets of a value that exceeds the amounts of such Obligor’s liabilities, (b) is able to meet such Obligor’s debts as they mature, and (c) in such Obligor’s reasonable opinion, has adequate capital to conduct the businesses in which such Obligor is engaged.

6.9         Material Subsidiaries and Investments. No Corporate Obligor has any Material Subsidiaries or investments in any Person other than (a) as set forth on Schedule 6.9, and (b) any

Material Subsidiary hereafter formed, or hereafter becoming a Material Subsidiary, in accordance with the terms hereof.

6.10          No Event of Default. No Event of Default has occurred and is continuing.

6.11         Tax Returns. Each Obligor has filed all United States tax returns and all city, state and foreign tax returns required to be filed by such Obligor and has paid all taxes which have become due pursuant to any such return or pursuant to any assessment received by such Obligor. All such returns properly reflect any United States income tax, foreign tax, state tax and city tax of the applicable Obligor for the periods covered thereby.

6.12          Insurance. Each Corporate Obligor has maintained and now maintains insurance in compliance with the requirements of this Agreement.

6.13          Intentionally Deleted.

6.14         Intentionally Deleted.

6.15         Environmental Matters. Each Obligor has complied, and remains in compliance, in all material respects with the provisions of all Environmental Laws applicable to such Obligor or any of such Obligor’s owned or operated facilities, sites or other properties, businesses and operations, including those which relate to the reporting by such Obligor of all sites owned or operated by such Obligor where solid wastes, hazardous or toxic wastes or hazardous or toxic substances have been treated, stored, disposed of or otherwise handled. No release (as defined under applicable Environmental Laws) at, from, in or on any site owned or operated by an Obligor has occurred which, if all relevant facts were known to the relevant Governmental Authorities (a) would require remediation to avoid deed record notices, restrictions, liabilities or other duties, or (b) would result in other consequences that would not be applicable if that release had not occurred. Neither an Obligor nor any agent or contractor of an Obligor has transported or arranged for the transportation of any solid wastes, hazardous or toxic wastes or hazardous or toxic substances to, or disposed or arranged for the disposition of any solid wastes, hazardous or toxic wastes or hazardous or toxic substances at, any off-site location that could lead to any claim against an Obligor, as a potentially responsible party or otherwise, for any fines, clean-up costs, remedial work, damage to natural resources, personal injury or property damage.

6.16         Compliance with Laws. No Obligor (a) is in violation of any law, ordinance, statute, or governmental rule or regulation to which such Obligor is subject to the extent such violation could reasonably be expected to have, or lead to, or result in, a Material Adverse Effect, or (b) has failed to obtain any license, permit, franchise, or other governmental authorization necessary in connection with the ownership or operation of such Obligor’s assets, property, business or operations if such failure could reasonably be expected to cause a material disruption of the operation of the business or lead to, or result in, a Material Adverse Effect. In furtherance and not in limitation of the foregoing, Borrowers represent and warrant that, to Borrowers’ actual knowledge, each Plan is in compliance in all material respects with the applicable provisions of ERISA and, to the best of each Obligor’s knowledge, no “reportable event,” as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan. Each Obligor, and each Subsidiary or Affiliate of an Obligor, is in compliance in all material respects with all federal, state and local laws, rules and regulations applicable to its properties, operations, business, and finances, including, without limitation, any federal or state laws relating to liquor (including 18 U.S.C. § 3617, et seq.) or narcotics (including 21 U.S.C. § 801, et seq.) and/or any commercial crimes. Neither any Obligor, nor any Subsidiary or Affiliate of an Obligor, nor any of their directors, officers, brokers or other agents acting or benefiting in any capacity in connection with a Loan or any other capital raising transaction involving Bank or Bank’s Affiliates, is a Designated Person. No Borrower shall, directly or indirectly, use the proceeds of a Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person (a) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is the subject of any sanctions under any Sanctions Laws and Regulations, or (b) in any other manner that would result in a violation of any Sanctions Laws and Regulations by any party to this Agreement. None of the funds or assets that are used to pay any amount due pursuant to this Agreement or any other Security Instrument shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are the subject of sanctions under any Sanctions Laws and Regulations. As used above, “Sanctions Laws and Regulations” means (a) any sanctions, prohibitions or requirements imposed by any executive order (an “Executive Order”) or by any sanctions program administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) and/or (b) any sanctions measures imposed by the United Nations Security Council, European Union or the United Kingdom. “Designated Person” means a person or entity (a) listed in the annex to, or otherwise the subject of the provisions of, any Executive Order, (b) named as a “Specially Designated National and Blocked Person” (“SDN”) on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list, or is otherwise the subject of any Sanctions Laws and Regulations, or (c) in which an entity or person on the SDN list has 50% or greater ownership interest or that is otherwise Controlled by an SDN.

6.17          Governmental Approvals. No approvals of any governmental department, administrative agency, instrumentality or authority having jurisdiction over an Obligor, or an Obligor’s property, are necessary in connection with the execution, delivery or performance of the Security Instruments, the perfection of the liens and security interests provided for thereby, or the consummation of the transactions contemplated hereby.

6.18         Regulations U and X. No Advance will be used, directly or indirectly, for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purpose of purchasing or carrying, any “margin stock,” as such term is defined in Regulation U. No part of the proceeds of a Loan will be used for any purpose which violates Regulation X.

6.19          Investment Company Act of 1940. No Corporate Obligor is an investment company within the meaning of the Investment Company Act of 1940.

6.20         Intentionally Deleted.

6.21         Beneficial Ownership. As of the date of this Agreement, the information included in the Beneficial Ownership Certification is true and correct in all respects. The information included in any Beneficial Ownership Certification delivered to Bank after the date of this Agreement will be true and correct in all respects as of the date of delivery to Bank of such Beneficial Ownership Certification.

6.22         Execution Outside the State of Florida. This Agreement and all of the other Security Instruments executed in connection herewith have not been executed in the state of Florida.

ARTICLE VII

DEFAULT

7.1          Default. The occurrence of any of the following events or conditions shall constitute an “Event of Default” under this Agreement, and under each Note:

(a)    Failure (i) to pay any principal of or interest on a Note, within three (3) Business Days after the same is due, or (ii) to pay any fee or any other amount (other than an amount referred to in clause (i) of this Subsection (a)) payable under this Agreement or any other Security Instrument, within three (3) Business Days after the same is due, or (iii) of an Obligor to pay when due any debt, liability or obligation owed to Bank, Bank’s parent, or any Affiliate or Subsidiary of Bank’s parent, or to perform any other obligation under any document, instrument or agreement evidencing or securing any debt, liability or obligation to Bank, Bank’s parent, or any Affiliate or Subsidiary of Bank’s parent, if the effect thereof is to cause or permit the holder or holders of such debt, liability or obligation to cause any such debt, liability or obligation to become due prior to its stated maturity, (iv) to comply with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, or 4.9, or (v) to comply with Section 7.7; or (vi) by an Obligor or any other party to a Subordination Agreement to comply with the terms of any Subordination Agreement or any instrument evidencing or securing Subordinated Debt; or (vii) by an Obligor to comply with any real property lease or other agreement with respect to any facility at which any Collateral is located, which failure continues beyond any applicable cure period;

(b)    Except as set forth in another subsection of this Section 7.1, failure of an Obligor to observe or perform (or to furnish adequate evidence of performance of) any of the covenants, terms or agreements of this Agreement, any other Security Instrument or any other agreement with Bank within ten (10) days of such Obligor receiving written notice of such failure;

(c)    Any representation or warranty made by an Obligor in this Agreement, any other Security Instrument or any certificate, financial or other statement furnished to Bank is untrue, incorrect or misleading in any material respect as of the date made or furnished;

(d)    An Obligor seeking to disaffirm its obligations under any of the Security Instruments;

(e)    Any security interest, lien or assignment purported to be created by any Security Instrument shall (other than in accordance with the terms hereof and thereof) (i) cease to be in full force and effect, or (ii) cease to give Bank the liens, rights, powers and privileges purported to be created or granted under such Security Instrument (including a perfected first priority security interest in and lien on all of the Collateral thereunder), or (iii) be asserted by any Obligor not to be a valid, perfected, first priority security interest in or lien on any Collateral covered or purported to be covered thereby;

(f)    An Obligor failing to observe or perform any term, condition or agreement with respect to any obligation for borrowed money or leased assets or in any instrument or agreement evidencing, securing or relating to any indebtedness of such Obligor, to the extent the same could reasonably be expected to have, or lead to, or result in, a Material Adverse Effect,

(g)    An Obligor failing to observe or perform any term, condition or agreement with respect to the MG Finance Financing and/or the USDA Financing, which failure continues beyond any applicable notice, grace or cure period;

(h)	Intentionally Deleted;

(i)    Any Change of Control without the prior written consent of Bank;

(j)    The entry in any two (2) year period of one or more judgments against one or more Obligors which exceed Two Million Five Hundred Thousand Dollars ($2,500,000), individually or in the aggregate, unless such judgment(s) are covered by insurance proceeds to which such Obligor(s) are entitled and the insurer has accepted coverage in writing;

(k)    Dissolution, death, liquidation, termination of existence, insolvency, or winding up of an Obligor;

(l)    Intentionally Deleted;

(m)    The occurrence or existence of any default, event of default, termination event or other similar condition or event (however described) under any swap agreement (as defined in 11 U.S.C. Sec. 101, as in effect from time to time) to which a Borrower and the Bank (or its Affiliate) are parties;

(n)    An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of an Obligor or any Obligor’s debts, or of a substantial part of any Obligor’s assets, under any Debtor Relief Law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for an Obligor or for a substantial part of any Obligor’s assets, and, in any such case, such proceeding or petition shall continue undismissed for thirty (30) days, or an order or decree approving or ordering any of the foregoing shall be entered; or

(o)    Any Obligor shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Debtor Relief Law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner (not to exceed ten (10) Business Days), any proceeding or petition described in Subsection (n) of this section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for an Obligor or for a substantial part of any Obligor’s assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts as they mature, or (vii) take any action for the purpose of effecting any of the foregoing;

Bank may remedy any Default, without waiving same, or may waive any Default without waiving any prior or subsequent Default.

7.2         Termination of Obligation to Fund. Any obligation of Bank to extend credit or make Advances shall immediately terminate upon the occurrence of an Event of Default.

7.3         Optional Acceleration. Upon the occurrence of any Event of Default set forth in Section 7.1 (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k), (l) or (m), Bank, at its option, without notice to an Obligor or to any other Person, may declare the Obligations (including without limitation all unpaid principal and accrued but unpaid interest, but expressly excluding any Obligations related to any Rate Management Agreement or Rate Management Transaction) to be forthwith due and payable, whereupon the same (other than Obligations related to any Rate Management Transaction) shall become due and payable without any presentment, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or notice of any kind (except notice required by law which cannot be waived), all of which are hereby waived.

7.4          Automatic Acceleration. Upon the occurrence of any Event of Default set forth in Section 7.1 (n) or (o), the Obligations (including without limitation all unpaid principal and accrued but unpaid interest, but expressly excluding any Obligations related to any Rate Management Agreement or Rate Management Transaction) shall be immediately and automatically due and payable without any presentment, acceleration, demand, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or notice of any kind (except notice required by law which cannot be waived), all of which are hereby waived.

7.5         Rate Management Agreements. Each Obligor understands, acknowledges and agrees that any Event of Default hereunder shall also constitute an Event of Default under each Rate Management Agreement, and Bank shall have all rights and remedies following the occurrence of an Event of Default under this Agreement and under each Rate Management Agreement.

7.6         Right of Setoff. Upon the occurrence and during the continuance of any Event of Default, Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit or the account of a Borrower against any and all of the Obligations now or hereafter existing or arising, irrespective of whether Bank shall have made any demand under this Agreement or any other Security Instrument, and although such Obligations may be unmatured. Bank agrees promptly to notify Borrowers after any such setoff and application made by Bank, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Bank under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Bank may have.

7.7         Collateral Account. Borrowers hereby agree, in addition to the other provisions of this Article VII, Borrowers shall, if requested by Bank, upon the occurrence and during the continuance of any Default, and at any time after the eleventh (11th) day prior to the Revolving Loan Maturity Date, deposit with Bank an amount in immediately available funds equal to the sum of (a) the then aggregate amount available for drawings under all letters of credit issued hereunder, plus (b) the amount of all unreimbursed drawings under all letters of credit. In addition, if the sum of the face amount of the then outstanding letters of credit, plus the outstanding principal under the Revolving Note, at any time exceeds ~~the lesser of~~(x) from the period commencing on the Second Modification Effective Date through the Borrowing Base ~~or the face amount of the Revolving Note~~Trigger Date, the Minimum Subject Cash Collateral Account Amount, or (y) from and after the Borrowing Base Trigger Date, the Borrowing Base, Borrowers shall, if requested by Bank, deposit with Bank in immediately available funds an amount equal to the amount of such excess. In any such event, such funds shall be held by Bank and collaterally assigned, pursuant to documentation reasonably satisfactory to Bank, as security for the prompt payment and performance of the Obligations. Borrowers hereby grant to Bank, and shall maintain in favor of Bank, a first priority perfected security interest in such funds. Bank shall have and maintain sole dominion and control over such funds and may apply such funds to the Obligations as they become due and payable.

7.8         Performance by Bank. If Borrowers shall fail to perform any covenant, duty or agreement contained in any Security Instrument, Bank may perform or attempt to perform such covenant, duty or agreement on behalf of Borrowers. In such event, Borrowers shall, at the request of Bank, promptly pay any and all amounts expended by Bank in such performance or attempted performance to Bank, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that Bank shall not have any liability or responsibility for the performance of any obligation of Borrowers under this Agreement or any other Security Instrument.

ARTICLE VIII

MISCELLANEOUS

8.1         Indemnification; Release of Bank. Obligor(s), jointly and severally, shall indemnify and hold Bank and each Affiliate of Bank, and their respective officers, directors, employees, counsel, agents, representatives, Controlling persons and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including attorneys’ fees) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Obligations) be imposed on, incurred by or asserted against any such Indemnified Person (including, but not limited to, those incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any other action or proceeding, including any insolvency proceeding or appellate proceeding) in any way relating to or arising out of this Agreement, any document contemplated hereby or referred to herein, or the transactions contemplated hereby or entered into by the parties hereto, or any action taken or omitted by any such Indemnified Person under or in connection with any of the foregoing, including any use by a Borrower or any other Person of any Subject Property for any Forbidden Activities; and the foregoing indemnity shall apply to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”). For avoidance of doubt, the “Indemnified Liabilities” expressly include any claim by any Governmental Authority, including any governmental action for seizure or forfeiture of any Subject Property (with or without compensation to Bank, and whether or not any Subject Property is taken free of or subject to Bank's lien or security interest). The Indemnified Liabilities shall also include all negligent acts and omissions of each Indemnified Person; provided, that Obligor(s) shall not have any obligation hereunder to any Indemnified Person for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused (as determined by a final, nonappealable judgment in a court of competent jurisdiction) by the willful misconduct or gross negligence of the Person seeking indemnification. Obligor(s) hereby release the Indemnified Persons for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by the negligence of any Indemnified Person. The obligations under this section are all payable on demand, and shall survive satisfaction of all other Obligations, and the termination, release or expiration of this Agreement and the documents executed in connection herewith.

8.2          Interest. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in this Agreement, a Note, the other Security Instruments or any of the documents securing payment thereof or otherwise relating thereto, in no event shall this Agreement or such instruments or documents require the payment or permit the collection of interest, as defined under applicable usury laws, in excess of the Maximum Rate. If any such excessive interest is contracted for, charged or received under this Agreement, a Note, the other Security Instruments or the terms of any of the documents securing payment thereof or otherwise relating thereto, or if the maturity of any Obligations to Bank is accelerated in whole or in part, or in the event that all or part of the principal of or interest on a Note shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Agreement, a Note, the other Security Instruments or any of the documents securing payment thereof or otherwise relating thereto, on the amount of principal actually outstanding from time to time under a Note, shall exceed the Maximum Rate, then in any such events (a) the provisions of this section shall govern and control, (b) no Obligor shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted to be contracted for by, charged to or received from the Person obligated thereon under applicable usury laws, (c) any such excess which may have been collected either shall be applied as a credit against the then unpaid principal amount on a Note or refunded to the Person paying the same, at the holder’s option, and (d) the effective rate of interest shall be automatically reduced to the Maximum Rate. It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Note(s), the other Security Instruments or such other documents which are made for the purpose of determining whether such rate exceeds the Maximum Rate shall be made, to the extent permitted by applicable usury laws, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the applicable Note, all interest at any time contracted for, charged or received from an Obligor or otherwise by the holder or holders of such Note in connection with the Note(s), the other Security Instruments or this Agreement.

8.3          Expenses. Borrowers will pay on demand (a) all costs and expenses of Bank and its Affiliates (including fees, expenses and disbursements of counsel for Bank and its Affiliates) in connection with the preparation, negotiation, interpretation, operation and administration of this Agreement, the Note(s), any other Security Instrument or any Rate Management Agreement, or any waiver, modification, renewal, extension or amendment of any provision of any of the foregoing, and (b) all costs and expenses of enforcement of this Agreement, the Note(s), any other Security Instrument or any Rate Management Agreement, and collection of the Obligations (including fees, expenses and disbursements of counsel for Bank and its Affiliates). Borrowers agree to pay on demand and to indemnify Bank from and hold it harmless against any filing or recording fees, taxes, assessments, or charges made by any Governmental Authority by reason of the execution, delivery, recordation or filing by Borrowers or Bank of this Agreement, any other Security Instrument and any document, instrument or agreement executed or delivered in connection therewith.

8.4          No Waiver; Cumulative Remedies. No failure by Bank to exercise, and no delay by Bank in exercising, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and under the Security Instruments are cumulative and not exclusive of any rights or remedies provided by law or in any other agreement, and may be pursued separately, successively or concurrently against Obligor(s) (or any of them) and/or the Collateral, at the sole discretion of Bank.

8.5          Successors. This Agreement shall be binding upon Obligor(s) and their respective successors and assigns, and shall inure to the benefit of Bank and its successors and assigns. No Obligor may assign any rights or obligations under this Agreement or any other Security Instrument without the prior written consent of Bank.

8.6          Notices. All notices, requests and demands shall be given to or made to Bank or an Obligor, as applicable, at such party’s address set forth in the preamble of this Agreement, as such address may be updated from time to time in writing from one party to another. All notices and other communications given under the provisions of this Agreement shall be deemed to have been given (a) when sent, if sent by registered or certified mail or overnight courier, or (b) when actually received, if sent by hand delivery, in each case addressed to such party as provided herein or according to the most recent records of the notifying party.

8.7         Form and Substance. All documents, certificates, insurance policies, and other items required under this Agreement to be executed and/or delivered to Bank shall be in form and substance satisfactory to Bank, in Bank’s sole and absolute discretion.

8.8         Survival of Agreements. All agreements, covenants, representations and warranties made herein shall survive the execution and delivery of the Note(s) and the other Security Instruments and the modification, renewal, extension or rearrangement thereof, shall continue in full force and effect until the Loan has been paid in full and any obligation of Bank to make any additional Advance has terminated, and shall not be affected by any investigation made by any party.

8.9          Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Agreement shall be prohibited by, or invalid or unenforceable under, applicable law, then (i) the parties hereto agree that they will amend such provisions by the minimal amount necessary to bring such provisions within the ambit of enforceability, and (ii) the court may, at the request of any party, revise, reform or reconstruct such provisions in a manner sufficient to cause them to be enforceable. Bank is relying and is entitled to rely upon each and all of the provisions of this Agreement. In no event shall any prohibition against, or the invalidity or unenforceability of, any provision hereof affect the validity or enforceability of any other provision hereof, and if any provision or provisions of this Agreement should be held to be invalid or ineffective, then all other provisions hereof shall continue in full force and effect.

8.10         Controlling Document. In the event of actual conflict in the terms and provisions of this Agreement, a Note or any other Security Instrument, the terms and provisions of this Agreement will control. Further, in the event of actual conflict in the terms and provisions of Section 2.13 of this Agreement and any other term or provision of this Agreement, the terms and provisions of Section 2.13 shall control.

8.11         Amendment. This Agreement may not be amended except in writing signed by the parties hereto.

8.12         Descriptive Headings. Descriptive headings of the several articles and sections of this Agreement are inserted for convenience of reference only, and shall in no way alter, modify, define or be used in construing, and do not constitute a part of, this Agreement.

8.13         Sharing of Information; Participations. Each Obligor agrees that Bank may provide information or knowledge Bank may have about each Obligor, this Agreement, the Note(s), or the other Security Instruments to Bank’s parent, or any of such parent’s Subsidiaries or Affiliates or their successors, or to any one or more purchasers or potential purchasers of the Note(s) or any interest or participation therein or in the other Security Instruments. Each Obligor acknowledges and agrees that Bank may at any time sell, assign or transfer one or more interests or participations in all or any part of its rights or obligations in the Note(s) or this Agreement to one or more purchasers or participants, whether or not related to Bank.

8.14         Governing Law; Venue; Jurisdiction. THIS AGREEMENT, THE NOTE(S) AND THE OTHER SECURITY INSTRUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES), AND THE LAWS OF THE UNITED STATES OF AMERICA APPLICABLE IN TEXAS, EXCEPT TO THE EXTENT TO WHICH TEXAS LAW DICTATES THAT THE LAWS OF ANOTHER STATE ARE TO GOVERN CERTAIN PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION AND/OR FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREIN OR IN THE OTHER SECURITY INSTRUMENTS, OR TO THE ENFORCEMENT OF BANK’S RIGHTS AND REMEDIES AGAINST THE COLLATERAL, IN WHICH EVENT THE LAWS OF SUCH OTHER STATE SHALL GOVERN. VENUE FOR ANY LITIGATION BETWEEN OR AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT SHALL BE HARRIS COUNTY, TEXAS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO PERSONAL JURISDICTION IN TEXAS AND WAIVES ALL OBJECTIONS TO PERSONAL JURISDICTION IN TEXAS AND VENUE IN HARRIS COUNTY FOR PURPOSES OF SUCH LITIGATION.

8.15         Waiver of Jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY, UNCONDITIONALLY AND INTENTIONALLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE(S) OR THE OTHER SECURITY INSTRUMENTS. THIS PROVISION IS A MATERIAL INDUCEMENT TO BANK TO PROVIDE THE FINANCING CONTEMPLATED HEREIN. EACH OBLIGOR HEREBY CERTIFIES THAT NEITHER ANY REPRESENTATIVE OR AGENT OF BANK NOR BANK’S COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS WAIVER.

8.16         Waiver of Special Damages. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH PARTY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, THE NOTE(S) OR THE OTHER SECURITY INSTRUMENTS ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

8.17         USA Patriot Act Notification. The following notification is provided to Borrowers pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. What this means for a Borrower: When a Borrower opens an account, if such Borrower is an individual, Bank will ask for such Borrower’s name, taxpayer identification number, residential address, date of birth, and other information that will allow Bank to identify such Borrower, and, if such Borrower is not an individual, Bank will ask for such Borrower’s name, taxpayer identification number, business address, and other information that will allow Bank to identify such Borrower. Bank may also ask, if such Borrower is an individual, to see such Borrower’s driver’s license or other identifying documents, and, if such Borrower is not an individual, to see such Borrower’s legal organizational documents or other identifying documents.

8.18         Electronic Signatures and Electronic Records. Delivery of an executed signature page of this Agreement and each other Security Instrument by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof. Each party to this Agreement consents to the use of electronic and/or digital signatures by one or more parties on this Agreement and each other Security Instrument. This Agreement and any other Security Instruments may be signed electronically or digitally in a manner specified solely by Bank. Delivery of an executed counterpart of a signature page of this Agreement and any other Security Instrument(s) by electronic means shall be effective as delivery of a manually executed counterpart of this Agreement or such Security Instrument(s). The parties agree not to deny the legal effect or enforceability of any Security Instrument solely because (a) the Security Instrument is entirely in electronic or digital form, including any use of electronically or digitally generated signatures or (b) an electronic or digital record was used in the formation of the Security Instrument or (c) the Security Instrument was subsequently converted to an electronic or digital record by one or more parties. The parties agree not to object to the admissibility of any Security Instrument in the form of an electronic or digital record, or a paper copy of an electronic or digital document, or a paper copy of a document bearing an electronic or digital signature, on the grounds that the record or signature is not in its original form or is not the original of the Security Instrument or the Security Instrument does not comply with Chapter 26 of the Texas Business and Commerce Code. Each Obligor represents and warrants that such Obligor has executed each Security Instrument to which it is a party manually in person, and that such Obligor will deliver to Bank a manually signed original “wet signature” counterpart of each such Security Instrument upon Bank’s request and/or as soon as reasonably possible.

8.19          Counterparts. This Agreement and each other Security Instrument may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

8.20         Statute of Frauds; No Oral Agreements. THIS AGREEMENT AND ALL DOCUMENTS AND INSTRUMENTS REFERENCED HEREIN OR EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN OR AMONG OBLIGOR(S) AND BANK, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN OR AMONG OBLIGOR(S) AND BANK. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG OBLIGOR(S) AND BANK.

[Signature Page Follows]

IN WITNESS WHEREOF, this Loan Agreement is executed effective as of the date first set forth above.

BORROWERS:

STABILIS SOLUTIONS, INC.

By: _________________________________

Andrew L. Puhala, Authorized Person

STABILIS LNG EAGLE FORD LLC

By: _________________________________

Andrew L. Puhala, Authorized Person

STABILIS GDS, INC.

By: _________________________________

Andrew L. Puhala, Authorized Person

STABILIS LNG PORT ALLEN, LLC

By: _________________________________

Andrew L. Puhala, Authorized Person

BANK:

THE HUNTINGTON NATIONAL BANK, as successor by merger to CADENCE BANK

By: _________________________________

Timothy Ashe, ~~Senior Vice President~~Authorized Agent

Schedule 6.7         – Litigation

Schedule 6.9          – Material Subsidiaries and Investments

Exhibit A: Borrowing Base Certificate

Exhibit B: Compliance Certificate

Schedule 6.7

Litigation

None

Schedule 6.9

Material Subsidiaries and Investments

See Attached

EXHIBIT A

Borrowing Base Certificate

Date: _________________, 20_____

The Huntington National Bank, as successor by merger to Cadence Bank

1333 West Loop South, Suite 1700

Houston, Texas 77027

Attn: Mr. Tim Ashe

Pursuant to the terms of that certain Loan Agreement dated as of June 2, 2023 (the “Loan Agreement”) executed by the undersigned (“Borrowers”) and The Huntington National Bank, as successor by merger to Cadence Bank (the “Bank”), Borrowers hereby deliver the Borrowing Base Certificate for Borrowers required thereunder:

1.	Balance of Accounts Receivable as of : __________$_______________

2.	Ineligible Accounts (see attached)$________________

3.	Eligible Accounts Receivable (Line 1 less Line 2)$________________

4.	Loan Formula-80% of Eligible Accounts Receivable$________________

5.	Lesser of Loan Formula or Loan Limit (max. $___________)$_______________

6.	Current Principal Balance$_______________

7.	Outstanding Letters of Credit$_______________

8.	Available Funds (Line 5 less Lines 6 and 7)$_______________

The undersigned hereby certifies that (a) the information and calculations set forth above are true, complete and correct as of the dates indicated, and may be relied upon by Bank as a basis for advancing any credit to Borrowers, (b) such computations have been made in full compliance with the terms of the Loan Agreement, (c) the representations and warranties of Borrowers under the Loan Agreement are true and correct in all material respects as of the date first set forth above, and (d) no Event of Default has occurred under the Loan Agreement or any of the documents, instruments or agreements executed in connection therewith.

Sincerely,

Stabilis Solutions, Inc.

Stabilis LNG Eagle Ford LLC

Stabilis GDS, Inc.

Stabilis LNG Port Allen, LLC

By: _____________________________________

________________, _____________

Supplemental Listing of Ineligible Accounts

1.    Non-Investment Grade Accounts 90 days past Invoice: $__________

2.    Investment Grade Accounts 120 days past Invoice: $__________

3.    Affiliate Accounts:$__________

4.    Customer Subject to Bankruptcy: $__________

5.    Foreign Accounts (no letter of credit or credit insurance):$__________

6.    Governmental Authority Accounts: $__________

7.    Excess of Concentration Accounts:

Non-Investment Grade over 25% of all accounts:                  $__________

Investment Grade over 30% of all accounts:                           $__________

8.	Non-Investment Grade Accounts over 20% 90 days past Invoice: $__________

9.    Investment Grade Accounts over 20% 120 days past Invoice: $__________

10.    Contingent Sales:$__________

11.    Prepaid Accounts/Customer Deposits:$__________

12.    Healthcare or Other Insurance Receivables:$__________

13.    Retainage Amounts:$__________

14.    Bonded Accounts:$__________

15.    Other Ineligible Accounts: $__________

_______________________________________________________________________

Total Ineligible Accounts:                                              $__________

EXHIBIT B

COMPLIANCE CERTIFICATE

as of _______________, 20___

The Huntington National Bank, as successor by merger to Cadence Bank

1333 West Loop South, Suite 1700

Houston, Texas 77027

Attn: Mr. Tim Ashe

Pursuant to the terms of that certain Loan Agreement dated as of June 2, 2023 (the “Loan Agreement”) executed by the undersigned (“Borrowers”) and The Huntington National Bank, as successor by merger to The Huntington National Bank, as successor by merger to Cadence Bank (the “Bank”), Borrowers hereby deliver the Compliance Certificate required thereunder. Each capitalized term not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

Required                           Actual

Minimum Fixed Charge Coverage Ratio          _____ to 1.00         _____ to 1.00

Minimum Net Worth          $__________                           $__________

The undersigned hereby certifies to Bank that (i) the computations set forth above and on the attached Schedule I are true, correct and complete as of the date set forth above, (ii) such computations have been made in full compliance with and conformity to the Loan Agreement, (iii) all conditions to Bank’s obligations to make Advances have occurred in accordance with the terms of the Loan Agreement, (iv) all of Obligor(s)’ representations and warranties set forth in the Loan Agreement and the other Security Instruments are true and correct in all material respects, (v) Obligor(s) have timely performed all of their covenants and obligations under the Loan Agreement and the other Security Instruments, and (vi) no Event of Default has occurred and is continuing.

No Obligor has changed its name, form of organization, or jurisdiction of organization.

EXECUTED this ______ day of _______________, 20___.

Sincerely,

Stabilis Solutions, Inc.

Stabilis LNG Eagle Ford LLC

Stabilis GDS, Inc.

Stabilis LNG Port Allen, LLC

By: _____________________________________

________________, _____________

Schedule I to Compliance Certificate

Calculation of Fixed Charge Coverage Ratio:2

___________

Calculation of Net Worth:

________________

2 FCCR is suspended until March 31, 2027

Summary report: Litera Compare for Word 11.14.0.42 Document comparison done on 8/7/2026 4:15:55 PM
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Original DMS: iw://hunton.cloudimanage.com/dms/356473968/2 - Huntington - Stabilis - Conformed Loan Agreement.docx
Modified DMS: iw://hunton.cloudimanage.com/dms/356473968/5 - Huntington - Stabilis - Conformed Loan Agreement.docx
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